As filed with the Securities and Exchange Commission on November 12, 2008	Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

OPTIMIZERX CORPORATION
(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7389 (Primary Standard Industrial Classification Code Number)	26-1265381 (I.R.S. Employer Identification No.)

407 Sixth Street, Rochester, MI 48307
(248) 651-6558
 (Address and telephone number of principal executive offices and principal place of business)

The Corporation Trust Company of Nevada
6100 Neil Road, Suite 500
Reno, NV 86511
 (755) 688-3061
 (Name, address and telephone number of agent for service)

Copies of all communications to:
Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of Shares to be registered			Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value	2,230,000	(2)	$4.13	$9,209,900	$361.95

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) promulgated under the Securities Act of 1933, as amended, based on average on the high and low reported sales prices of the common stock on November 10, 2008.

(2)	Represents shares of common stock issuable upon conversion of Series A Preferred Stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

Subject to completion, dated November 12, 2008

OPTIMIZERX CORPORATION

2,230,000 SHARES OF COMMON STOCK

This prospectus relates to the sale of up to 2,230,000 shares of common stock, issuable upon conversion of Series A Preferred Stock and exercise of the Series A Warrants, by the selling stockholders, all of whom were issued securities in connection with our September 8, 2008 private placement of securities convertible or exercisable into up to 9,500,000 shares of common stock.  This is the initial registration of shares of our common stock.  We will not receive any of the proceeds from the sale of those shares being sold by the selling security holders. The resale of the shares or the sale of new shares is not being underwritten.  The selling security holders may sell or distribute the shares, from time to time, depending on market conditions and other factors, through underwriters, dealers, brokers or other agents, or directly to one or more purchasers. The offering price may be the market price prevailing at the time of sale or a privately negotiated price. Pursuant to the registration rights granted by us to the selling security holders, we are obligated to register the shares held by the selling security holders. We are paying substantially all expenses incidental to registration of the shares.

Our common stock is listed on the Pink Sheets (the “Pink Sheets”) under the symbol “OPRX.” The last reported sales price per share of our common stock as reported by the Pink Sheets on November 5, 2008, was $5.05.

Our principal executive offices are located at 407 Sixth Street, Rochester, MI 48307, and our telephone number is (248) 651-6558.

Your investment involves a high degree of risk.  See “Risk Factors” starting on page 7 for certain information you should consider before you purchase the shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _________, 2008.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. We will not make an offer to sell these securities in any jurisdiction where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our common stock occurs.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

Our Business

We, through our wholly-owned subsidiary, OptimizeRx Corporation, a Michigan corporation, are a development-stage website publisher and marketing company that creates, promotes and fulfills custom marketing and advertising programs.  We help patients better afford and manage their rising healthcare costs.  In addition, we also provide unique advertising programs to pharmaceutical and healthcare industries.  We  provide the following services:  (i) through our website, we provide patients the ability to centrally review and participate in prescription and healthcare savings/support programs; (ii) through OFFERx, we provide a platform to allow manufacturers to create, promote and fulfill new patient offer programs in over 60,000 pharmacies; and (iii) through ADHERxE, we provide a platform that allows manufacturers to engage and monitor patients each month in exchange for activation of their monthly co-pay coupons.

Optimizer Systems, LLC was formed in the State of Michigan on January 31, 2006.  It then became a corporation in the state of Michigan on October 22, 2007 and changed our name to OptimizeRx Corporation on October 22, 2007.  On April 14, 2008, RFID Ltd. consummated a reverse merger by entering into a share exchange agreement with the stockholders of OptimizeRx Corporation, pursuant to which the stockholders of OptimizeRx Corporation exchanged all of the issued and outstanding capital stock of OptimizeRx Corporation for 1,256,958 shares of common stock of RFID Ltd., representing 100% of the outstanding capital stock of RFID Ltd.  As of April 30, 2008, RFID’s officers and directors resigned their positions and RFID changed its business to OptimizeRx’s business.  As a result, the historical discussion and financial statements included in this Form S-1 are those of OptimizeRx Corporation.  On April 15, 2008, RFID Ltd’s corporate name was changed to OptimizeRx Corporation. On September 4, 2008, we then completed a migratory merger, thereby changing our state of incorporation from Colorado to Nevada, resulting in the current corporate structure in which we, OptimizeRx Corporation, a Nevada corporation is the parent corporation, and OptimizeRx Corporation, a Michigan Corporation is our wholly-owned subsidiary.

As a development stage company, we have limited capital and limited capital resources.  Based on our initial revenues generated to date, we are not able to meet our current needs for cash from operating revenues.  As a result of our September 8, 2008 private placement, which we completed after our reverse merger with a shell corporation, we raised $3,500,000 (approximately $2.95m net), which we believe will sufficiently fund our operations and business plan throughout 2009.   By adjusting our operations and development to the level of our capitalization, we believe that our existing capital resources are sufficient to fund our current level of operating activities, capital expenditures and other obligations throughout 2009. However, we may also seek to raise additional capital in order to accelerate the development of our services and products, which will increase our expenditures from their current level. We currently have no commitments for any future funding, and may not be able to obtain additional financing on terms acceptable to us, if at all, in the future.  Further, actual results may differ from our current belief, if there are material changes in any of the factors or assumptions upon which we based our current belief.  Such factors and assumptions, include, without limitation, the development of our proprietary technology platform and our products, the timing of such development, market acceptance of our products, protection of our intellectual property, our success in implementing our strategic, operating and people initiatives and our ability to commercialize our products, any of which could impact sales, costs and expenses and/or planned strategies and timing.  As a result, it is possible that the money we raised in the private placement will not be sufficient to meet our projected cash flow deficits from operations or to fund the development of our technology and products and we may need additional financing to meet our capital needs, which could have a material adverse affect on our business, results of operations, liquidity and financial condition.

Our principal executive offices are located at 407 Sixth Street, Rochester, MI 48307, and our telephone number is (248) 651-6568. Our website is located at www.optimizerx.com.  Information on our website of any other website does not constitute a part of this prospectus.

The Offering

Total shares of common stock outstanding	12,126,209 as of November 7, 2008 (of which 6,695,709 shares currently were held by non-affiliates).

Common stock being offered for sale by selling stockholders
Up to 2,230,000 shares which may be issued to the selling stockholders upon their conversion of our Series A Preferred Stock and exercise of the Series A Warrants.  All of the shares offered by this prospectus are being sold by the selling stockholders. The shares offered by the selling stockholders pursuant to this prospectus represent 18.39 % of the total number of shares of common stock outstanding or 33.30 % of the number of non-affiliated shares of common stock outstanding.

Risk factors	The shares involve a high degree of risk. Investors should carefully consider the information set forth under “RISK FACTORS” beginning on page 7.

Use of proceeds
We will not receive any proceeds from the sale of our common stock offered through this prospectus by the selling stockholders.  However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants.  We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.  All proceeds from the sale of our common stock sold under this Prospectus will go to the selling stockholders.

Trading symbol for our common stock	OPRX

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below, and the other information included in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Related to Our Operations and Financial Performance

We Are A Development Stage Company And May Never Earn A Profit.

We are a development stage company and have incurred losses since we were formed. We have incurred net losses of $417,816 for the six months ended June 30, 2008 and incurred cumulative losses since our inception on January 31, 2006 of $963,592. Although we now have three commercial marketing platforms that we anticipate to be viewed as unique and valuable to our targeted customers , the amount of revenue from operations will result in substantial net losses within the next year or longer. We cannot predict the extent of these future net losses, or when we may attain profitability, if at all. If we are unable to generate significant revenue or attain profitability, we will not be able to sustain operations and will have to curtail significantly or cease operations.

If we are unable to provide content, offers and services that attract and retain users to OptimizeRx.com on a consistent basis, our advertising and sponsorship revenue could be reduced

Users of OptimizeRx.com have numerous other online and offline sources of healthcare information services. Our ability to compete for user traffic on our public portals depends upon our ability to make available a variety of health and medical content, decision-support applications and other services that meet the needs of a variety of types of users, including consumers, pharmaceutical companies and other healthcare professionals, with a variety of reasons for seeking information. Our ability to do so depends, in turn, on:

•	our ability to hire and retain qualified authors, journalists and independent writers;

•	our ability to license quality content from third parties; and promote abundant health savings and support offers

•	our ability to monitor and respond to increases and decreases in user interest in specific medications.

We cannot assure you that we will be able to continue to develop or acquire needed content, applications and tools at a reasonable cost. In addition, since consumer users of our public portals may be attracted to OptimizeRx.com as a result of a specific condition or for a specific purpose, it is difficult for us to predict the rate at which they will return to the public portals. Because we generate revenue by, among other things, selling sponsorships of specific pages, sections or events on OptimizeRx.com, a decline in user traffic levels or a reduction in the number of pages viewed by users could cause our revenue to decrease and could have a material adverse effect on our results of operations.

Developing and implementing new and updated applications, features and services for our public and private portals may be more difficult than expected, may take longer and cost more than expected and may not result in sufficient increases in revenue to justify the costs

Attracting and retaining users of our public portals and clients for our private portals requires us to continue to improve the technology underlying those portals and to continue to develop new and updated applications, features and services for those portals. If we are unable to do so on a timely basis or if we are unable to implement new applications, features and services without disruption to our existing ones, we may lose potential users and clients.

We rely on a combination of internal development, strategic relationships, licensing and acquisitions to develop our portals and related applications, features and services. Our development and/or implementation of new technologies, applications, features and services may cost more than expected, may take longer than originally expected, may require more testing than originally anticipated and may require the acquisition of additional personnel and other resources. There can be no assurance that the revenue opportunities from any new or updated technologies, applications, features or services will justify the amounts spent.

We face significant competition for our products and services

The markets in which we operate are intensely competitive, continually evolving and, in some cases, subject to rapid change.

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Our public portals face competition from numerous other companies, both in attracting users and in generating revenue from advertisers and sponsors. We compete for users with online services and Web sites that provide savings on medications and healthcare products, including both commercial sites and not-for-profit sites. We compete for advertisers and sponsors with: health-related web sites; general purpose consumer web sites that offer specialized health sub-channels; other high-traffic web sites that include both healthcare-related and non-healthcare-related content and services; search engines that provide specialized health search; and advertising networks that aggregate traffic from multiple sites.

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Our private portals compete with: providers of healthcare decision-support tools and online health management applications; wellness and disease management vendors; and health information services and health management offerings of healthcare benefits companies and their affiliates.

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Our Publishing and Other Services segment’s products and services compete with numerous other offline publications, some of which have better access to traditional distribution channels than we have, and also compete with online information sources.

Many of our competitors have greater financial, technical, product development, marketing and other resources than we do. These organizations may be better known than we are and have more customers or users than we do. We cannot provide assurance that we will be able to compete successfully against these organizations or any alliances they have formed or may form. Since there are no substantial barriers to entry into the markets in which our public portals participate, we expect that competitors will continue to enter these markets.

Failure to maintain and enhance the “OptimizeRx” brand could have a material adverse effect on our business

We believe that the “OptimizeRx” brand identity that we have developed has contributed to the success of our business and has helped us achieve recognition as a trusted source of health and wellness information. We also believe that maintaining and enhancing that brand is important to expanding the user base for our public portals, to our relationships with sponsors and advertisers and to our ability to gain additional employer and healthcare payer clients for our private portals. We have expended considerable resources on establishing and enhancing the “WebMD” brand and our other brands, and we have developed policies and procedures designed to preserve and enhance our brands, including editorial procedures designed to provide quality control of the information we publish. We expect to continue to devote resources and efforts to maintain and enhance our brand. However, we may not be able to successfully maintain or enhance awareness of our brands, and events outside of our control may have a negative effect on our brands. If we are unable to maintain or enhance awareness of our brand, and do so in a cost-effective manner, our business could be adversely affected.

Our online businesses have a limited operating history

Our online businesses have a limited operating history and participate in relatively new and rapidly changing markets. These businesses have undergone significant changes during their short history as a result of changes in the types of services provided, technological changes and changes in market conditions and are expected to continue to change for similar reasons. Many companies with business plans based on providing healthcare information and related services through the Internet have failed to be profitable and some have filed for bankruptcy and/or ceased operations. Even if demand from users exists, we cannot assure you that our businesses will continue to be profitable.

Our failure to attract and retain qualified executives and employees may have a material adverse effect on our business

Our business depends largely on the skills, experience and performance of key members of our management team. We also depend, in part, on our ability to attract and retain qualified writers and editors, software developers and other technical personnel and sales and marketing personnel. Competition for qualified personnel in the healthcare information services and Internet industries is intense. We cannot assure you that we will be able to hire or retain a sufficient number of qualified personnel to meet our requirements, or that we will be able to do so at salary and benefit costs that are acceptable to us. Failure to do so may have an adverse effect on our business.

The timing of our advertising and sponsorship revenue may vary significantly from quarter to quarter

Our advertising and sponsorship revenue, which accounted for approximately100% of our total online services segment revenue for the year ended December 31, 2007, may vary significantly from quarter to quarter due to a number of factors, not all of which are in our control, and any of which may be difficult to forecast accurately. The majority of our advertising and sponsorship contracts are for terms of approximately one to twelve  months. We cannot assure you that our current customers for these services will continue to use our services beyond the terms of their existing contracts or that they will enter into any additional contracts.

In addition, the time between the date of initial contact with a potential advertiser or sponsor regarding a specific program and the execution of a contract with the advertiser or sponsor for that program may be lengthy, especially for larger contracts, and may be subject to delays over which we have little or no control, including as a result of budgetary constraints of the advertiser or sponsor or their need for internal approvals. Other factors that could affect the timing of our revenue from advertisers and sponsors include:

•	the timing of FDA approval for new products or for new approved uses for existing products;

•	the timing of FDA approval of generic products that compete with existing brand name products;

•	the timing of withdrawals of products from the market;

•	seasonal factors relating to the prevalence of specific health conditions and other seasonal factors that may affect the timing of promotional campaigns for specific products; and

•	the scheduling of conferences for physicians and other healthcare professionals.

Lengthy sales and implementation cycles for our private online portals and offer development make it difficult to forecast our revenues from these applications and may have an adverse impact on our business

The period from our initial contact with a potential client for a private online portal and the first purchase of our solution by the client is difficult to predict. In the past, this period has generally ranged from one to twelve months, but in some cases has been longer. These sales may be subject to delays due to a client’s internal procedures for approving large expenditures and other factors beyond our control. Implementation may be subject to delays based on the availability of the internal resources of the client that are needed and other factors outside of our control. As a result, we have limited ability to forecast the timing of revenue from new clients. This, in turn, makes it more difficult to predict our financial performance from quarter to quarter.

During the sales cycle and the implementation period, we may expend substantial time, effort and money preparing contract proposals, negotiating contracts and implementing the private online portal without receiving any related revenue. In addition, many of the expenses related to providing private online portals are relatively fixed in the short term, including personnel costs and technology and infrastructure costs. Even if our private portal revenue is lower than expected, we may not be able to reduce related short-term spending in response. Any shortfall in such revenue would have a direct impact on our results of operations.

Expansion to markets outside the United States will subject us to additional risks

One element of our growth strategy is to seek to expand our online services to markets outside the United States. Generally, we expect that we would accomplish this through partnerships or joint ventures with other companies having expertise in the specific country or region. However, our participation in international markets will still be subject to certain risks beyond those applicable to our operations in the United States, such as:

•	difficulties in staffing and managing operations outside of the United States;

•	fluctuations in currency exchange rates;

•	burdens of complying with a wide variety of legal, regulatory and market requirements;

•	variability of economic and political conditions;

•	tariffs or other trade barriers;

•	costs of providing and marketing products and services in different markets;

•	potentially adverse tax consequences, including restrictions on repatriation of earnings; and

•	difficulties in protecting intellectual property.

Risks Related to Our Relationships with Clients

Developments in the healthcare industry could adversely affect our business

Most of our revenue is derived from the healthcare industry and could be affected by changes affecting healthcare spending. We are particularly dependent on pharmaceutical, biotechnology and medical device companies for our advertising and sponsorship revenue.

General reductions in expenditures by healthcare industry participants could result from, among other things:

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government regulation or private initiatives that affect the manner in which healthcare providers interact with patients, payers or other healthcare industry participants, including changes in pricing or means of delivery of healthcare products and services;

•	consolidation of healthcare industry participants;

•	reductions in governmental funding for healthcare; and

•	adverse changes in business or economic conditions affecting healthcare payers or providers, pharmaceutical, biotechnology or medical device companies or other healthcare industry participants.

Even if general expenditures by industry participants remain the same or increase, developments in the healthcare industry may result in reduced spending in some or all of the specific market segments that we serve or are planning to serve. For example, use of our products and services could be affected by:

•	changes in the design of health insurance plans;

•	a decrease in the number of new drugs or medical devices coming to market; and

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decreases in marketing expenditures by pharmaceutical or medical device companies, including as a result of governmental regulation or private initiatives that discourage or prohibit advertising or sponsorship activities by pharmaceutical or medical device companies.

In addition, our customers’ expectations regarding pending or potential industry developments may also affect their budgeting processes and spending plans with respect to products and services of the types we provide.

The healthcare industry has changed significantly in recent years and we expect that significant changes will continue to occur. However, the timing and impact of developments in the healthcare industry are difficult to predict. We cannot assure you that the markets for our products and services will continue to exist at current levels or that we will have adequate technical, financial and marketing resources to react to changes in those markets.

We may be unsuccessful in our efforts to increase advertising and sponsorship revenue from consumer products companies

Most of our advertising and sponsorship revenue has, in the past, come from pharmaceutical, biotechnology and medical device companies. We have been focusing on increasing sponsorship revenue from consumer products companies that are interested in communicating health-related or safety-related information about their products to our audience. However, while a number of consumer products companies have indicated an intent to increase the portion of their promotional spending used on the Internet, we cannot assure you that these advertisers and sponsors will find our consumer Web sites to be as effective as other Web sites or traditional media for promoting their products and services. If we encounter difficulties in competing with the other alternatives available to consumer products companies, this portion of our business may develop more slowly than we expect or may fail to develop.

We could be subject to breach of warranty or other claims by clients of our online portals if the software and systems we use to provide them contain errors or experience failures

Errors in the software and systems we use could cause serious problems for clients of our online portals. We may fail to meet contractual performance standards or client expectations. Clients of our online portals may seek compensation from us or may seek to terminate their agreements with us, withhold payments due to us, seek refunds from us of part or all of the fees charged under those agreements or initiate litigation or other dispute resolution procedures. In addition, we could face breach of warranty or other claims by clients or additional development costs. Our software and systems are inherently complex and, despite testing and quality control, we cannot be certain that they will perform as planned.

We attempt to limit, by contract, our liability to our clients for damages arising from our negligence, errors or mistakes. However, contractual limitations on liability may not be enforceable in certain circumstances or may otherwise not provide sufficient protection to us from liability for damages. We maintain liability insurance coverage, including coverage for errors and omissions. However, it is possible that claims could exceed the amount of our applicable insurance coverage, if any, or that this coverage may not continue to be available on acceptable terms or in sufficient amounts. Even if these claims do not result in liability to us, investigating and defending against them would be expensive and time consuming and could divert management’s attention away from our operations. In addition, negative publicity caused by these events may delay or hinder market acceptance of our services, including unrelated services.

Risks Related to Use of the Internet and to Our Technological Infrastructure

Any service interruption or failure in the systems that we use to provide online services could harm our business

Our online services are designed to operate 24 hours a day, seven days a week, without interruption. However, we have experienced and expect that we will in the future experience interruptions and delays in services and availability from time to time. We rely on internal systems as well as third-party vendors, including data center providers and bandwidth providers, to provide our online services. We may not maintain redundant systems or facilities for some of these services. In the event of a catastrophic event with respect to one or more of these systems or facilities, we may experience an extended period of system unavailability, which could negatively impact our relationship with users. In addition, system failures may result in loss of data, including user registration data, content, and other data critical to the operation of our online services, which could cause significant harm to our business and our reputation.

To operate without interruption or loss of data, both we and our service providers must guard against:

•	damage from fire, power loss and other natural disasters;

•	communications failures;

•	software and hardware errors, failures and crashes;

•	security breaches, computer viruses and similar disruptive problems; and

•	other potential service interruptions.

Any disruption in the network access or co-location services provided by third-party providers to us or any failure by these third-party providers or our own systems to handle current or higher volume of use could significantly harm our business. We exercise little control over these third-party vendors, which increases our vulnerability to problems with services they provide.

Any errors, failures, interruptions or delays experienced in connection with these third-party technologies and information services or our own systems could negatively impact our relationships with users and adversely affect our brand and our business and could expose us to liabilities to third parties. Although we maintain insurance for our business, the coverage under our policies may not be adequate to compensate us for all losses that may occur. In addition, we cannot provide assurance that we will continue to be able to obtain adequate insurance coverage at an acceptable cost.

Implementation of additions to or changes in hardware and software platforms used to deliver our online services may result in performance problems and may not provide the additional functionality that was expected

From time to time, we implement additions to or changes in the hardware and software platforms we use for providing our online services. During and after the implementation of additions or changes, a platform may not perform as expected, which could result in interruptions in operations, an increase in response time or an inability to track performance metrics. In addition, in connection with integrating acquired businesses, we may move their operations to our hardware and software platforms or make other changes, any of which could result in interruptions in those operations. Any significant interruption in our ability to operate any of our online services could have an adverse effect on our relationships with users and clients and, as a result, on our financial results. We rely on a combination of purchasing, licensing, internal development, and acquisitions to develop our hardware and software platforms. Our implementation of additions to or changes in these platforms may cost more than originally expected, may take longer than originally expected, and may require more testing than originally anticipated. In addition, we cannot provide assurance that additions to or changes in these platforms will provide the additional functionality and other benefits that were originally expected.

If the systems we use to provide online portals experience security breaches or are otherwise perceived to be insecure, our business could suffer

We retain and transmit confidential information, including personal health records, in the processing centers and other facilities we use to provide online services. It is critical that these facilities and infrastructure remain secure and be perceived by the marketplace as secure. A security breach could damage our reputation or result in liability. We may be required to expend significant capital and other resources to protect against security breaches and hackers or to alleviate problems caused by breaches. Despite the implementation of security measures, this infrastructure or other systems that we interface with, including the Internet and related systems, may be vulnerable to physical break-ins, hackers, improper employee or contractor access, computer viruses, programming errors, denial-of-service attacks or other attacks by third parties or similar disruptive problems. Any compromise of our security, whether as a result of our own systems or the systems that they interface with, could reduce demand for our services and could subject us to legal claims from our clients and users, including for breach of contract or breach of warranty.

Our online services are dependent on the development and maintenance of the Internet infrastructure

Our ability to deliver our online services is dependent on the development and maintenance of the infrastructure of the Internet by third parties. The Internet has experienced a variety of outages and other delays as a result of damages to portions of its infrastructure, and it could face outages and delays in the future. The Internet has also experienced, and is likely to continue to experience, significant growth in the number of users and the amount of traffic. If the Internet continues to experience increased usage, the Internet infrastructure may be unable to support the demands placed on it. In addition, the reliability and performance of the Internet may be harmed by increased usage or by denial-of-service attacks. Any resulting interruptions in our services or increases in response time could, if significant, result in a loss of potential or existing users of and advertisers and sponsors on our Web sites and, if sustained or repeated, could reduce the attractiveness of our services.

Customers who utilize our online services depend on Internet service providers and other Web site operators for access to our Web sites. All of these providers have experienced significant outages in the past and could experience outages, delays and other difficulties in the future due to system failures unrelated to our systems. Any such outages or other failures on their part could reduce traffic to our Web sites.

Risks Related to the Legal and Regulatory Environment in Which We Operate

Government regulation of healthcare creates risks and challenges with respect to our compliance efforts and our business strategies

The healthcare industry is highly regulated and is subject to changing political, legislative, regulatory and other influences. Existing and new laws and regulations affecting the healthcare industry could create unexpected liabilities for us, could cause us to incur additional costs and could restrict our operations. Many healthcare laws are complex, and their application to specific products and services may not be clear. In particular, many existing healthcare laws and regulations, when enacted, did not anticipate the healthcare information services that we provide. However, these laws and regulations may nonetheless be applied to our products and services. Our failure to accurately anticipate the application of these laws and regulations, or other failure to comply, could create liability for us, result in adverse publicity and negatively affect our businesses. Some of the risks we face from healthcare regulation are as follows:

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Regulation of Drug and Medical Device Advertising and Promotion. Our website provides services involving advertising and promotion of prescription and over-the-counter drugs and medical devices. If the FDA or the FTC finds that any information on OptimizeRx.com violates FDA or FTC regulations, they may take regulatory or judicial action against us and/or the advertiser or sponsor of that information. State attorneys general may also take similar action based on their state’s consumer protection statutes. Any increase or change in regulation of drug or medical device advertising and promotion could make it more difficult for us to contract for sponsorships and advertising. Members of Congress, physician groups and others have criticized the FDA’s current policies, and have called for restrictions on advertising of prescription drugs to consumers and increased FDA enforcement. We cannot predict what actions the FDA or industry participants may take in response to these criticisms. It is also possible that new laws would be enacted that impose restrictions on such advertising. Our advertising and sponsorship revenue could be materially reduced by additional restrictions on the advertising of prescription drugs and medical devices to consumers, whether imposed by law or regulation or required under policies adopted by industry members.

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Anti-kickback Laws.  There are federal and state laws that govern patient referrals, physician financial relationships and inducements to healthcare providers and patients. The federal healthcare programs’ anti-kickback law prohibits any person or entity from offering, paying, soliciting or receiving anything of value, directly or indirectly, for the referral of patients covered by Medicare, Medicaid and other federal healthcare programs or the leasing, purchasing, ordering or arranging for or recommending the lease, purchase or order of any item, good, facility or service covered by these programs. Many states also have similar anti-kickback laws that are not necessarily limited to items or services for which payment is made by a federal healthcare program. These laws are applicable to manufacturers and distributors and, therefore, may restrict how we and some of our customers market products to healthcare providers, including e-details. Any determination by a state or federal regulatory agency that any of our practices violate any of these laws could subject us to civil or criminal penalties and require us to change or terminate some portions of our business and could have an adverse effect on our business. Even an unsuccessful challenge by regulatory authorities of our practices could result in adverse publicity and be costly for us to respond to.

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Medical Professional Regulation.  The practice of most healthcare professions requires licensing under applicable state law. In addition, the laws in some states prohibit business entities from practicing medicine. If a state determines that some portion of our business violates these laws, it may seek to have us discontinue those portions or subject us to penalties or licensure requirements. Any determination that we are a healthcare provider and have acted improperly as a healthcare provider may result in liability to us.

Government regulation of the Internet could adversely affect our business

The Internet and its associated technologies are subject to government regulation. Our failure, or the failure of our business partners or third-party service providers, to accurately anticipate the application of laws and regulations affecting our products and services and the manner in which we deliver them, or any other failure to comply with such laws and regulations, could create liability for us, result in adverse publicity and negatively affect our business. In addition, new laws and regulations, or new interpretations of existing laws and regulations, may be adopted with respect to the Internet or other online services covering user privacy, patient confidentiality, consumer protection and other issues, including pricing, content, copyrights and patents, distribution and characteristics and quality of products and services. We cannot predict whether these laws or regulations will change or how such changes will affect our business.

We face potential liability related to the privacy and security of personal information we collect from or on behalf of users of our services

Privacy of personal health information, particularly personal health information stored or transmitted electronically, is a major issue in the United States. The Privacy Standards under the Health Insurance Portability and Accountability Act of 1996 (or HIPAA) establish a set of basic national privacy standards for the protection of individually identifiable health information by health plans, healthcare clearinghouses and healthcare providers (referred to as covered entities) and their business associates. Only covered entities are directly subject to potential civil and criminal liability under the Privacy Standards. Accordingly, the Privacy Standards do not apply directly to us. However, portions of our business, such as those managing employee or plan member health information for employers or health plans, are or may be business associates of covered entities and are bound by certain contracts and agreements to use and disclose protected health information in a manner consistent with the Privacy Standards. Depending on the facts and circumstances, we could potentially be subject to criminal liability for aiding and abetting or conspiring with a covered entity to violate the Privacy Standards. We cannot assure you that we will adequately address the risks created by the Privacy Standards. In addition, we are unable to predict what changes to the Privacy Standards might be made in the future or how those changes could affect our business. Any new legislation or regulation in the area of privacy of personal information, including personal health information, could also affect the way we operate our business and could harm our business.

In addition, internet user privacy and the use of consumer information to track online activities are major issues both in the United States and abroad. For example, in December 2007, the FTC published for comment proposed principles to govern tracking of consumers’ activities online in order to deliver advertising targeted to the interests of individual consumers. We have privacy policies posted on our Web sites that we believe comply with applicable laws requiring notice to users about our information collection, use and disclosure practices. However, whether and how existing privacy and consumer protection laws in various jurisdictions apply to the Internet is still uncertain. We also notify users about our information collection, use and disclosure practices relating to data we receive through offline means such as paper health risk assessments. We cannot assure you that the privacy policies and other statements we provide to users of our products and services, or our practices will be found sufficient to protect us from liability or adverse publicity in this area. A determination by a state or federal agency or court that any of our practices do not meet applicable standards, or the implementation of new standards or requirements, could adversely affect our business.

We may not be successful in protecting our intellectual property and proprietary rights

Our intellectual property and proprietary rights are important to our businesses. The steps that we take to protect our intellectual property, proprietary information and trade secrets may prove to be inadequate and, whether or not adequate, may be expensive. We rely on a combination of trade secret, patent and other intellectual property laws and confidentiality procedures and non-disclosure contractual provisions to protect our intellectual property. We cannot assure you that we will be able to detect potential or actual misappropriation or infringement of our intellectual property, proprietary information or trade secrets. Even if we detect misappropriation or infringement by a third party, we cannot assure you that we will be able to enforce our rights at a reasonable cost, or at all. In addition, our rights to intellectual property, proprietary information and trade secrets may not prevent independent third-party development and commercialization of competing products or services.

Third parties may claim that we are infringing their intellectual property, and we could suffer significant litigation or licensing expenses or be prevented from providing certain services, which may harm our business

We could be subject to claims that we are misappropriating or infringing intellectual property or other proprietary rights of others. These claims, even if not meritorious, could be expensive to defend and divert management’s attention from our operations. If we become liable to third parties for infringing these rights, we could be required to pay a substantial damage award and to develop non-infringing technology, obtain a license or cease selling the products or services that use or contain the infringing intellectual property. We may be unable to develop non-infringing products or services or obtain a license on commercially reasonable terms, or at all. We may also be required to indemnify our customers if they become subject to third-party claims relating to intellectual property that we license or otherwise provide to them, which could be costly.

Third parties may challenge the enforceability of our online agreements

The law governing the validity and enforceability of online agreements and other electronic transactions is evolving. We could be subject to claims by third parties that the online terms and conditions for use of our Web sites, including disclaimers or limitations of liability, are unenforceable. A finding by a court that these terms and conditions or other online agreements are invalid could harm our business.

We may be subject to claims brought against us as a result of content we provide

Consumers access health-related information through our online services, including information regarding particular medical conditions and possible adverse reactions or side effects from medications. If our content, or content we obtain from third parties, contains inaccuracies, it is possible that consumers, employees, health plan members or others may sue us for various causes of action. Although our Web sites contain terms and conditions, including disclaimers of liability, that are intended to reduce or eliminate our liability, the law governing the validity and enforceability of online agreements and other electronic transactions is evolving. We could be subject to claims by third parties that our online agreements with consumers and physicians that provide the terms and conditions for use of our public or private portals are unenforceable. A finding by a court that these agreements are invalid and that we are subject to liability could harm our business and require costly changes to our business.

We have editorial procedures in place to provide quality control of the information that we publish or provide. However, we cannot assure you that our editorial and other quality control procedures will be sufficient to ensure that there are no errors or omissions in particular content. Even if potential claims do not result in liability to us, investigating and defending against these claims could be expensive and time consuming and could divert management’s attention away from our operations. In addition, our business is based on establishing the reputation of our portals as trustworthy and dependable sources of healthcare information. Allegations of impropriety or inaccuracy, even if unfounded, could therefore harm our reputation and business.

Risk Factors Related to Our Stock

We have a history of operating losses and expect to report future losses that may cause our stock price to decline and a loss of your investment.

For the operating period since inception (January 31, 2006) through June 30, 2008, we have incurred a net cumulative loss of $963,592.  We expect to continue to incur losses as we spend additional capital to develop and market our products and establish our infrastructure and organization to support anticipated operations. We cannot be certain whether we will ever earn a significant amount of revenues or profit, or if we do, that we will be able to continue earning such revenues or profit. Also, any economic weakness or global recession may limit our ability to develop and ultimately market our technologies. Any of these factors could cause our stock price to decline and result in a loss of a portion or all of your investment.

We may need to raise additional capital. If we are unable to raise additional capital, our business may fail.

Because we are a development stage company and have no revenues, we need to obtain capital to provide cash for our operations. Our current working capital is not expected to be sufficient to carry out all of our plans and to fund our operating losses until we are able to generate enough revenues to sustain our business.  If we are unable to obtain adequate funding, we may not be able to successfully develop and market our products and our business will most likely fail.  To secure additional financing, we may need to borrow money or sell more securities.  Under these circumstances, we may be unable to secure additional financing on favorable terms or at all.

Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders. If we borrow money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. If we are unable to obtain adequate financing, we may have to curtail business operations which would have a material negative effect on operating results and most likely result in a lower stock price.

The price and trading volume of our common stock is subject to certain factors beyond our control that may result in significant price and volume volatility, which substantially increases the risk that you may not be able to sell your shares at or above the price that you pay for the shares.

Factors beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

•	the development of a future market for our products;

•	changes in market valuations of similar companies;

•	announcement by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	additions or departures of key personnel; and

•	fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and technology stocks in particular, have experienced extreme price and volume fluctuations. In some cases these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price regardless of our operating performance. The historical trading of our common stock is not necessarily an indicator of how it will trade in the future and our trading price as of the date of this prospectus is not necessarily an indicator of what the trading price of our common stock might be in the future.

In the past, class action litigation has often been brought against companies following periods of volatility in the market price of those companies' common stock. If we become involved in this type of litigation in the future it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

Our issuance of common stock at a price below prevailing trading prices at the time of issuance may cause our stock price to decline.

As of November 7, 2008 there was outstanding $3,500,000 worth of preferred stock that is convertible into approximately 3,500,000 shares of common stock at $1.00 per share and warrants to purchase 6,000,000 shares of common stock, having an exercise price of $2.00 per share.  These, as well as those we may issue in the future, may result in shares of common stock being issued for consideration that is less than the trading price of our common stock at the time the shares are issued.  We may also issue shares of common stock in the future at a discount to the trading price of our common stock.  Any such below market issuances, or the potential for such issuances, could cause our stock price to decline.  Moreover, if investors holding a significant number of these shares decided to sell them in a short period of time, such sales could contribute significant downward pressure on the trading price of our stock.

Our issuance of shares of preferred stock, warrants and stock options may have a negative effect on the trading price of our common stock.

We currently have a large number of shares of preferred stock, stock options and warrants outstanding.  The conversion and exercise of these shares of preferred stock, stock options and warrants could cause significant dilution to our stockholders.  Moreover, we intend to continue to minimize our use of cash for consulting services by granting stock options and warrants to consultants at or below the current market price, which will cause additional dilution to our stockholders.  In addition to the potential dilutive effect of issuing a large number of stock options and warrants, there is the potential that a large number of the shares may be sold in the public market at any given time, which could place additional downward pressure on the trading price of our common stock.

You may experience dilution of your ownership interests due to the future issuance of additional shares of our common stock.

Our board of directors may authorize the issuance of additional common or preferred shares under applicable state law without shareholder approval.  We are authorized to issue 500,000,000 shares of common stock and 10,000,000 shares of preferred stock with such designations, preferences and rights as may be determined by our board of directors. We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with the hiring of personnel, future acquisitions, future private placements of our securities for capital raising purposes or for other business purposes. Future sales of substantial amounts of our common stock, or the perception that sales could occur, could have a material adverse effect on the price of our common stock.  If we need to raise additional capital to expand or continue operations, it may be necessary for us to issue additional equity or convertible debt securities.   If we issue equity or convertible debt securities, the net tangible book value per share may decrease, the percentage ownership of our current stockholders may be diluted and such equity securities may have rights, preferences or privileges senior or more advantageous to our common stockholders.

There is no assurance of an established public trading market, which would adversely affect the ability of investors in our company to sell their securities in the public markets.

Although our common stock trades on the Pink Sheets, a regular trading market for our common stock may not be sustained in the future.  The Pink Sheets is an inter-dealer market that provides significantly less liquidity than a national securities exchange or automated quotation system. Quotes for stocks included on the Pink Sheets are not listed in the financial sections of newspapers as are those for stocks listed on national securities exchanges or automated quotation systems. Therefore, prices for securities traded solely on the Pink Sheets may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for our common stock may be influenced by a number of factors, including:

•	the issuance of new equity securities;
•	changes in interest rates;
•	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	variations in quarterly operating results;
•	change in financial estimates by securities analysts;
•	the depth and liquidity of the market for our common stock;
•	investor perceptions of our company and the technologies industries generally; and
•	general economic and other national conditions.

Our limited prior public market and trading market may cause volatility in the market price of our common stock.

Our common stock has only been quoted for trading since January 4, 2008.  Our common stock is currently traded on a limited basis on the Pink Sheets.  The quotation of our common stock on the Pink Sheets does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to volatility. In the absence of an active trading market:

•	investors may have difficulty buying and selling or obtaining market quotations;
•	market visibility for our common stock may be limited; and
•	lack of visibility for our common stock may have a depressive effect on the market for our common stock.

Our common stock is a "Penny Stock."

Our common stock is a “low-priced” security, or a penny stock, under rules promulgated under the Exchange Act.   A stock could be considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Exchange Act. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a "recognized" national exchange; (iii) it is NOT quoted on The NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer’s duties in selling the stock, the customer’s rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer’s financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions probably decreases the willingness of broker-dealers to make a market in our common stock, decreases liquidity of our common stock and increases transaction costs for sales and purchases of our common stock as compared to other securities.

Broker-dealer requirements may affect trading and liquidity.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.   Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Risks Due to Sale Restrictions Imposed by State “Blue Sky Laws”.

There are state regulations, which might affect the transferability of our shares. We have not registered its shares for sale under the securities or "blue sky" laws of any state and we have no plans to register or qualify its shares in any state.  In all states except for Arkansas, Georgia, Illinois, Louisiana, New York, North Dakota, Ohio, Oregon and Tennessee, shareholders can make unsolicited sales of securities through broker dealers.  Current shareholders, and persons who desire to purchase the shares in any trading market that may develop in the future, should be aware that there may be significant state restrictions upon the ability of new investors to purchase the securities.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of our restricted stock in the public marketplace could reduce the price of our common stock.

From time to time, certain of our stockholders may be eligible to sell their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 of the Securities Act of 1933, as amended, subject to certain requirements.  In general, under Rule 144, unaffiliated stockholders (or stockholders whose shares are aggregated) who have satisfied a six month holding period may sell shares of our common stock, so long as we have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12-month period preceding such sale.  Once a period of six months has elapsed since the date the common stock was acquired from us or from an affiliate of ours, unaffiliated stockholders can freely sell shares of our common stock.  12 months after acquiring shares from us or an affiliate, unaffiliated stockholders can freely sell their shares without any restriction or requirement that we are current in our SEC filings.  Because we were a shell company until December 27, 2007, our stockholders holding unregistered shares of common stock are initially subject to a 12 month holding period, instead of a six month holding period, which began to run on January 4, 2008, the date we filed a “super” Form 8-K with the SEC.  Any substantial sale of common stock pursuant to Rule 144 may have an adverse affect on the market price of our common stock.

Failure to Achieve and Maintain Internal Controls in Accordance with Sections 302 and 404(a) of the Sarbanes-Oxley Act of 2002 Could Have A Material Adverse Effect on Our Business and Stock Price.

If we fail to maintain adequate internal controls or fail to implement required new or improved controls, as such control standards are modified, supplemented or amended from time to time; we may not be able to assert that we can conclude on an ongoing basis that we have effective internal controls over financial reporting. Effective internal controls are necessary for us to produce reliable financial reports and are important in the prevention of financial fraud.  If we cannot produce reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and there could be a material adverse effect on our stock price.  We have examined and evaluated our internal control procedures to satisfy the requirements of Section 404(a) of the Sarbanes-Oxley Act, as required for this Prospectus on Form S-1 for the year ending December 31, 2007.

Because we have no plans to pay dividends on our common stock, stockholders must look solely to appreciation of our common stock to realize a gain on their investments.

We do not anticipate paying any dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business. Our future dividend policy is within the discretion of our board of directors and will depend upon various factors, including our business, financial condition, results of operations, capital requirements and investment opportunities. In addition, our senior credit facility limits the payment of dividends without the prior written consent of the lenders. Accordingly, stockholders must look solely to appreciation of our common stock to realize a gain on their investment. This appreciation may not occur.

There are certain anti-takeover provisions that exist in connection with the September 8, 2008 issuance of the Series A Convertible Preferred Stock.

In the event that we effect any merger or consolidation, a sale of all or substantially all of our assets, engage in a tender offer or exchange offer, or reclassify our common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property, then, upon any subsequent exercise of the holders of the Series A Preferred Stock has certain redemption rights.  Holders of the Series A Preferred Stock shall have the right to redeem in cash at a price equal to one hundred twenty percent (120%) of the stated value of the Series A Preferred Stock plus all accrued and unpaid dividends thereon at the time of such request.  Redemption of the Series A Preferred Stock may be made, at our option in (a) cash or (b) shares of our common stock eligible for public resale by the holder under an effective registration statement covering such shares.  If such a merger, consolidation, sale of all or substantially all of our asserts, tender offer or reclassification would ultimately be in the best interests of the shareholders, such anti-takeover provisions may dissuade potential suitors from engaging in such a transaction.

There are certain anti-takeover provisions that exist in connection with our September 8, 2008 private placement.

In the event that we effect any merger or consolidation, a sale of all or substantially all of our assets, engage in a tender offer or exchange offer, or reclassify our common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property, then, upon any subsequent exercise of the warrants issued in the September 8, 2008  private placement, the warrant holders shall have the right to receive, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of any merger, consolidation or disposition of assets, the number of shares of common stock of the successor or acquiring corporation or of the company, if it is the surviving corporation, and any additional consideration receivable as a result of such merger, consolidation or disposition of assets, by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event.  Further, if we enter into a “change of control transaction”, the Series A Stock issued in the September 8, 2008 private placement has certain redemption rights, as previously described.   If any merger, consolidation or disposition of assets or change of control transaction would ultimately be in the best interests of the stockholders, such anti-takeover provisions may dissuade potential suitors from engaging in such a transaction.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” “Management’s Discussion and Analysis” and “Our Business.”

There are important factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors, include, without limitation, the following: our ability to develop our technology platform and our products; our ability to protect our intellectual property; the risk that we will not be able to develop our technology platform and products in the current projected timeframe; the risk that our products will not achieve performance standards in clinical trials; the risk that the clinical trial process will take longer than projected; the risk that our products will not receive regulatory approval; the risk that the regulatory review process will take longer than projected; the risk that we will not be unsuccessful in implementing our strategic, operating and people initiatives; the risk that we will not be able to commercialize our products; any of which could impact sales, costs and expenses and/or planned strategies. Additional information regarding factors that could cause results to differ can be found in this prospectus and our other recent filings with the Securities and Exchange Commission.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock offered through this prospectus by the selling security holder.  However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

DETERMINATION OF OFFERING PRICE

We have proposed a selling price of $4.05 per share. The offering price has no relationship to any established criteria of value, such as book value or earnings per share.  The price is based on our current trading price.   Consequently, we cannot determine what the actual value of our common stock will be either now or at the time of sale. Our common stock is traded on the Pink Sheets.  The selling security holders will sell all or a portion of their shares from time to time on the Pink Sheets at prices prevailing at the time of sale, or related to the market price at the time of sale, or at other negotiated prices.

SELLING STOCKHOLDERS

The following table sets forth the names of the selling stockholders, the number of shares of common stock owned beneficially by the selling stockholders as of November 7, 2008, and the number of shares of our common stock that may be offered by the selling stockholders pursuant to this prospectus. The table and the other information contained under the captions “Selling Stockholders” and “Plan of Distribution” has been prepared based upon information furnished to us by or on behalf of the selling stockholders. The following table sets forth, as to each of the selling stockholders, the number of shares beneficially owned, the number of share being sold, the number of shares beneficially owned upon completion of the offering and the percentage beneficial ownership upon completion of the offering.

Name of Selling Stockholder	Total Shares Held Including Shares Issuable Upon Full Conversion and/or exercise(3)	Total Percentage of Outstanding Shares Assuming Full Conversion and/or exercise (3)	Shares of Common Stock Included in Prospectus (3)	Beneficial Ownership Before Offering (1)(2)(3)	Percentage of Common Stock Before Offering (1)(3)	Beneficial Ownership After the Offering Including Shares Issuable Upon Full Conversion and/or exercise (4)	Percentage of Common Stock Owned After Offering Assuming Full Conversion and/or exercise (4)
Vicis Capital Master Fund (5)	9,500,000	43.93%	2,230,000	605,098	4.99%	7,270,000	33.62%

(1) These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time.

(2) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The percentage of shares owned by each selling stockholder is based on a total outstanding number of 12,126,209 as of November 7, 2008.

(3) The selling stockholders purchased the securities which are convertible into the shares being offered in this prospectus in our September 8, 2008 private placement.  The selling stockholders have contractually agreed to restrict their ability to convert their shares of Series A Preferred Stock into shares of common stock and to exercise their warrants to purchase shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the Series A Preferred Stock and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(4) Assumes that all securities registered will be sold.

(5) Chris Phillips holds investment and dispositive power of the shares held by Vicis Capital Master Fund.  Shares beneficially owned represent an aggregate of 9,500,000 shares of Common Stock, consisting of (i) 3,500,000 shares issuable upon the conversion of the Series A Preferred Stock; and (ii) 6,000,000 shares issuable upon the exercise of the Series A Warrants.   The selling stockholder has informed us that it is not a broker-dealer or affiliate of a broker-dealer.

The selling stockholders has not, or within the past three years, held any position, office or material relationship with us or with any of our predecessors or affiliates.

The September 8, 2008 Private Placement

The following is a description of the selling stockholders relationships to us and how each of the selling stockholders acquired its shares to be sold in this offering:

On September 8, 2008, we entered into a private placement with the selling stockholders pursuant to which we sold various securities in consideration of an aggregate purchase price of $3,500,000. In connection with this private placement, we issued the following securities to the selling stockholders:

•	35 shares of Series A Preferred Stock; and
•	Series A Common Stock Purchase Warrants to purchase 6,000,000 shares of common stock at $2.00 per share for a period of five years.

Holders of the Series A Preferred Stock are entitled to receive cumulative preferred dividends at the rate per share of 10% per annum, payable on the first day of September and February of each year. So long as certain equity conditions are met, we may elect to pay dividends in either (i) cash, or (ii) shares of our common stock. If we pay in shares of common stock, if the shares of common stock are registered for sale by the selling stockholders; provided, however, we shall not be permitted to issue registered shares of Common Stock as dividend payments in the event that the market price is less than $0.50.  In addition, we must make dividend payments in cash if we are unable to make dividend payments in shares of Common Stock that are eligible for public resale by the Holder under an effective registration statement covering such shares.  The number of shares of Common Stock to be issued as payment of a dividend shall be determined by dividing (i) the total amount of the dividend to be paid in Common Stock by (ii) ninety percent (90%) of the average closing price of the Common Stock for the five-(5) day period prior to such date on the Pink Sheets as reported by Bloomberg Financial L.P. or other eligible market on which the Common Stock trades on.

The Series A Preferred Stock has redemption rights upon the occurrence of certain triggering events, including, (i) consolidation or a merger with or into (if the Company is not the surviving corporation) another entity, or (ii) the selling, assignment, transfer, conveyance or disposition of all or substantially all of the properties or our assets to another Person, or (iii) allowing another person or persons to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of voting stock (not including any shares of voting stock held by the person or persons making or party to, or associated or affiliated with the person or persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person whereby such other person acquires more than the 50% of either the outstanding shares of voting stock (not including any shares of voting stock held by the other person or other persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Voting Stock of the Corporation.  Each share of Series A Preferred Stock subject to redemption shall be redeemed by us in cash at a price equal to one hundred twenty percent (120%) of the stated value of the Series A Preferred Stock plus all accrued and unpaid dividends thereon at the time of such request.  The number of shares of Common Stock to be issued as payment in redemption shall be determined by dividing (i) the total amount of the dividend to be paid in Common Stock by (ii) ninety percent (90%) of the market price of our Common Stock for the five (5) days immediately preceding the date of redemption.

The Series A Preferred Stock has voting rights. Holders of shares of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the shareholders of the Company and shall have such number of votes equal to the number of shares of Common Stock into which such Holders’ shares of Series A Preferred Stock are convertible pursuant to the provisions hereof and subject to the limitations on conversion contained herein, at the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise required by law, the holders of shares of Series A Preferred Stock and Common Stock shall vote together as a single class, and not as separate classes.  In the event that the holders of the Series A Preferred Stock are required to vote separately as a class, the affirmative vote of holders of a majority of the outstanding shares of Series A Preferred Stock shall be required to approve each such matter to be voted upon, and if any matter is approved by such requisite percentage of holders of Series A Preferred Stock, such matter shall bind all holders of Series A Preferred Stock.

The Series A Preferred Stock is subject to anti-dilution adjustment in the event of stock splits and stock dividends (other than to the Series A Preferred Stock), subsequent equity sales entitling persons to acquire shares of common stock at an effective price per share that is lower than the then Conversion Price of the Series A Preferred Stock and subsequent rights offerings, in the event we issue rights, options or warrant to all holders of common stock and not to the holders of Series A Preferred Stock, pro rata distributions of assets or indebtedness and fundamental transactions, such as a merger, consolidation or recapitalization.  The anti-dilution adjustment provides that, if, at any time while the Series A Preferred Stock is outstanding, if we sell or grant any option to purchase or sell or grant any right to reprice our securities, or otherwise dispose of or issue (or announce any sale, grant or any option to purchase or other disposition) any common stock or common stock equivalents entitling any person to acquire shares of common stock at an effective price per share that is lower than the then conversion price (such lower price, the "Base Conversion Price") (if the holder of the common stock or common stock equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of common stock at an effective price per share that is lower than the conversion price, such issuance shall be deemed to have occurred for less than the conversion price on such date of the dilutive issuance), then all of such shares of common stock or common stock underlying such option shall be deemed to be outstanding and to have been issued and sold by us at the time of the granting or sale of such option for such price per share.

Once there is an effective registration statement, we may force conversion of the Series A Preferred Stock into common stock if the market price for 10 consecutive trading days exceeds $2.00 (subject to adjustment for reverse and forward stock splits, stock combinations and other similar transactions of the Common Stock that occur after the date thereof) and the average daily trading volume for the Common Stock during such ten-(10) day period exceeds 100,000 shares, we may, at any time after the fifth (5th) trading day after the end of any such period, deliver a notice to the holder to cause the holder to immediately convert all and not less than all of the stated value of the shares held by such holder plus accumulated and unpaid dividends at the then current conversion price.

So long as any shares of Series A Preferred Stock are outstanding, unless the holders of at least 50% of the then outstanding shares of Series A Preferred Stock shall have otherwise given prior written consent, we shall not, and shall not permit any of our subsidiaries to, directly or indirectly:

a) (i) Except with respect to the Series A Preferred Stock, or forward stock splits in the form of a dividend, declare or pay any dividends or make any distributions to any holder(s) of any shares of our capital stock or (ii) purchase, redeem or otherwise acquire any shares of our Common Stock or warrants or rights to acquire such Common Stock, except as may be required by the terms of the Series A Preferred Stock; or (iii) purchase, redeem or otherwise acquire any shares of our preferred stock or warrants or rights to acquire such stock, except as may be required by the terms of such preferred stock;

b) Effect any reclassification, combination or reverse stock split of the Common Stock;

c) Create, incur, assume, suffer, permit to exist, or guarantee, directly or indirectly, any indebtedness, excluding, however, from the following:

•	Indebtedness to the extent existing on September 8, 2008 or any replacement indebtedness to existing indebtedness;
•	Indebtedness which may be incurred or guaranteed by us in an aggregate principal amount not to exceed $500,000;
•	the endorsement of instruments for the purpose of deposit or collection in the ordinary course of business;
•
Indebtedness relating to our contingent obligations and our subsidiaries under guaranties in the ordinary course of business of the obligations of suppliers, customers, and licensees of the company and our subsidiaries;

•	Indebtedness relating to loans from the company to our subsidiaries;
•	Indebtedness relating to capital leases in an amount not to exceed $500,000;
•	accounts or notes payable arising out of the purchase of merchandise, supplies, equipment, software, computer programs or services in the ordinary course of business;
•
Common Stock issued or issuable to financial institutions, or lessors, pursuant to a commercial credit arrangement, equipment financing transaction, accounts receivable factoring, or a similar transaction;

d) Issue securities senior to or equal to that of the Series A Preferred Stock;

e) Sell, transfer, lease or dispose of 20% or more of its consolidated assets in any single transaction or series of transactions, or liquidate, dissolve, recapitalize or reorganize in any form of transaction;

f) Enter into a change of control transaction, which means the occurrence of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control of in excess of fifty percent (50%) of our voting securities, (b) a replacement at one time or over time of more than one-half of the members of our Board, which is not approved by a majority of those individuals who are members of the Board (or by those individuals who are serving as members of the Board on any date whose nomination to the Board was approved by a majority of the members of the Board who are members on the date hereof), (c) the merger or consolidation of the company or any of our subsidiaries in one or a series of related transactions with or into another entity (except in connection with a merger involving the company solely for the purpose, and with the sole effect, of reorganizing the company under the laws of another jurisdiction; provided that the certificate of incorporation and bylaws (or similar charter or organizational documents) of the surviving entity are substantively identical to those of the company), or (d) the execution by the company of an agreement to which the company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c);

g) Amend or waive any provision of our Articles of Incorporation or Bylaws;

h) Engage in any transaction with any of our officers, directors, employees or affiliates of the company or of its subsidiaries, except on terms no less favorable to the company or the subsidiary as could be obtained in an arm’s length transactions; or

i) Divert business or opportunity of the company or our subsidiary to any other corporate or business entity; or

j) File any registration statement with the Securities and Exchange Commission (“SEC”) until this registration statement or registration statements registering all the conversion shares, warrant shares and other registrable securities is declared effective by the SEC.

In the event of any liquidation or winding up, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount per share equal to the stated value of the Series A Preferred Stock plus the aggregate amount of accumulated but unpaid dividends on each share of Series A Preferred Stock.

The Series A Warrants are exercisable for a period of seven years at an exercise price of $2.00 per share.  The Series A Warrants are exercisable on a cashless basis. In addition, the warrants are subject to anti-dilution adjustments and protections in the event of stock splits and stock dividends, subsequent equity sales entitling persons to acquire shares of common stock at an effective price per share that is lower than the then exercise price of the warrants and subsequent rights offerings, in the event we issue rights, options or warrant to all holders of common stock and not to the warrant holders, pro rata distributions of assets or indebtedness and fundamental transactions, such as a merger, consolidation or recapitalization.  The anti-dilution adjustment shall apply the lowest sale price as being the adjusted option price or conversion ratio for existing shareholders.

The following table sets forth the amount of each payment (including the value of any payments to be made in Series A Preferred Stock or common stock) in connection with the September 8, 2008 private placement that we have made or may be required to make to selling stockholders, any affiliates of selling stockholders, or any person with whom any selling stockholder has a contractual relationship regarding the September 8, 2008 private placement (including any dividend payments, interest payments, liquidated damages, and any other payments or potential payments, except for payments related to redemption of the Series A Preferred Stock).

The Registration Rights Agreement between us and the selling stockholders, which, as amended, requires the Company to make the requisite SEC filings to achieve and subsequently maintain the effectiveness of a registration statement covering the common stock issuable upon exercise of the Series A Preferred shares generally on or before February 6, 2009.  Failure to file a required registration statement or to achieve or subsequently maintain the effectiveness of a required registration statement through the required time will subject the Company to liquidated damages equal to one percent (1.0%) of the face value of the Series A Preferred Shares then held by such holder on such date and one-half percent (0.5%) of the face value of the Series A Preferred then held by such holder for each calendar month or portion thereof thereafter from the event date until cured.  In no event shall the amount of liquidated damages payable at any time and from time to time to any holder exceed an aggregate of six percent (6.0%) of the face value of the Series A Preferred then held by such holder.

PLAN OF DISTRIBUTION

The selling security holders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling security holders may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the Commission;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended (“Securities Act”), if available, rather than under this prospectus.  The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements.  If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part.  In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling security holders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales.  Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M.  These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person.  Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.  All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders.  We offer no assurance as to whether any of the selling security holders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus.  However, each selling security holder and purchaser is responsible for paying any discounts, commissions and similar selling expenses they incur.

We and the selling security holders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

Penny Stock

The Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 500,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share.  As of November 7, 2008, there were 12,126,209 shares of our common stock issued and outstanding and 35 shares of Series A Preferred Stock issued and outstanding, which are currently convertible, at the option of the holder, into an aggregate of 35,000,000 shares of our common stock, 625,000 are reserved for outstanding stock options and warrants, and 1,490,000 are reserved for future grant under the 2008 Company Stock Option Plan.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of our common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Subject to the rights of our Series A Preferred Stock, holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, subject to the rights of our Series A Preferred Stock, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Our common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

The rights of our common stockholders may be affected by rights, preferences and privileges of our Series A Preferred Stock.  The following is a description of the rights, preferences and privileges of our Series A Preferred Stock:

Holders of the Series A Preferred Stock are entitled to receive cumulative preferred dividends at the rate per share of 10% per annum, payable on the first day of September and February of each year. So long as certain equity conditions are met, we may elect to pay dividends in either (i) cash, or (ii) shares of our common stock. If we pay in shares of common stock, and if the shares of common stock are registered for sale by the selling stockholders; provided, however, we shall not be permitted to issue registered shares of common stock as dividend payments in the event that the market price is less than $0.50.  In addition, we must make dividend payments in cash if we are unable to make dividend payments in shares of common stock that are eligible for public resale by the Holder under an effective registration statement covering such shares.  The number of shares of common stock to be issued as payment of a dividend shall be determined by dividing (i) the total amount of the dividend to be paid in common stock by (ii) ninety percent (90%) of the average closing price of the common stock for the five-(5) day period prior to such date on the Pink Sheets as reported by Bloomberg Financial L.P., the Pink Sheets if not reported on Bloomberg Financial, or other eligible market on which the common stock trades on.

The Series A Preferred Stock has redemption rights upon the occurrence of certain triggering events, including, (i) consolidation or a merger with or into (if we are not the surviving corporation) another entity, or (ii) the selling, assignment, transfer, conveyance or disposition of all or substantially all of the properties or our assets to another entity, or (iii) allowing another person or persons to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of voting stock (not including any shares of voting stock held by the person or persons making or party to, or associated or affiliated with the person or persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person whereby such other person acquires more than the 50% of either the outstanding shares of voting stock (not including any shares of voting stock held by the other person or other persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its common stock or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of our aggregate voting stock.  Each share of Series A Preferred Stock subject to redemption shall be redeemed by us in cash at a price equal to one hundred twenty percent (120%) of the stated value of the Series A Preferred Stock plus all accrued and unpaid dividends thereon at the time of such request.  The number of shares of common stock to be issued as payment in redemption shall be determined by dividing (i) the total amount of the dividend to be paid in common stock by (ii) ninety percent (90%) of the market price of our common stock for the five (5) days immediately preceding the date of redemption.

The Series A Preferred Stock has voting rights. holders of shares of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of our shareholders and shall have such number of votes equal to the number of shares of common stock into which such holders’ shares of Series A Preferred Stock are convertible pursuant to the provisions hereof and subject to the limitations on conversion contained herein, at the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise required by law, the holders of shares of Series A Preferred Stock and common stock shall vote together as a single class, and not as separate classes.  In the event that the holders of the Series A Preferred Stock are required to vote separately as a class, the affirmative vote of holders of a majority of the outstanding shares of Series A Preferred Stock shall be required to approve each such matter to be voted upon, and if any matter is approved by such requisite percentage of holders of Series A Preferred Stock, such matter shall bind all holders of Series A Preferred Stock.

The Series A Preferred Stock is subject to anti-dilution adjustment in the event of stock splits and stock dividends (other than to the Series A Preferred Stock), subsequent equity sales entitling persons to acquire shares of common stock at an effective price per share that is lower than the then Conversion Price of the Series A Preferred Stock and subsequent rights offerings, in the event we issue rights, options or warrant to all holders of common stock and not to the holders of Series A Preferred Stock, pro rata distributions of assets or indebtedness and fundamental transactions, such as a merger, consolidation or recapitalization.  The anti-dilution adjustment provides that, if, at any time while the Series A Preferred Stock is outstanding, if we sell or grant any option to purchase or sell or grant any right to reprice our securities, or otherwise dispose of or issue (or announce any sale, grant or any option to purchase or other disposition) any common stock or common stock equivalents entitling any person to acquire shares of common stock at an effective price per share that is lower than the then conversion price (such lower price, the "Base Conversion Price") (if the holder of the common stock or common stock equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of common stock at an effective price per share that is lower than the conversion price, such issuance shall be deemed to have occurred for less than the conversion price on such date of the dilutive issuance), then all of such shares of common stock or common stock underlying such option shall be deemed to be outstanding and to have been issued and sold by us at the time of the granting or sale of such option for such price per share.

So long as any shares of Series A Preferred Stock are outstanding, unless the holders of at least 50% of the then outstanding shares of Series A Preferred Stock shall have otherwise given prior written consent, we shall not, and shall not permit any of our subsidiaries to, directly or indirectly:

a) (i) Except with respect to the Series A Preferred Stock, or forward stock splits in the form of a dividend, declare or pay any dividends or make any distributions to any holder(s) of any shares of our capital stock or (ii) purchase, redeem or otherwise acquire any shares of our common stock or warrants or rights to acquire such common stock, except as may be required by the terms of the Series A Preferred Stock; or (iii) purchase, redeem or otherwise acquire any shares of our preferred stock or warrants or rights to acquire such stock, except as may be required by the terms of such preferred stock;

b) Effect any reclassification, combination or reverse stock split of the common stock;

c) Create, incur, assume, suffer, permit to exist, or guarantee, directly or indirectly, any indebtedness, excluding, however, from the following:

•	Indebtedness to the extent existing on September 8, 2008 or any replacement indebtedness to existing indebtedness;
•	Indebtedness which may be incurred or guaranteed by us in an aggregate principal amount not to exceed $500,000;
•	the endorsement of instruments for the purpose of deposit or collection in the ordinary course of business;
•
Indebtedness relating to our contingent obligations and our subsidiaries under guaranties in the ordinary course of business of the obligations of suppliers, customers, and licensees of the company and our subsidiaries;

•	Indebtedness relating to loans from the company to our subsidiaries;
•	Indebtedness relating to capital leases in an amount not to exceed $500,000;
•	accounts or notes payable arising out of the purchase of merchandise, supplies, equipment, software, computer programs or services in the ordinary course of business;
•
Common Stock issued or issuable to financial institutions, or lessors, pursuant to a commercial credit arrangement, equipment financing transaction, accounts receivable factoring, or a similar transaction;

d) Issue securities senior to or equal to that of the Series A Preferred Stock;

e) Sell, transfer, lease or dispose of 20% or more of its consolidated assets in any single transaction or series of transactions, or liquidate, dissolve, recapitalize or reorganize in any form of transaction;

f) Enter into a change of control transaction, which means the occurrence of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control of in excess of fifty percent (50%) of our voting securities, (b) a replacement at one time or over time of more than one-half of the members of our Board, which is not approved by a majority of those individuals who are members of the Board (or by those individuals who are serving as members of the Board on any date whose nomination to the Board was approved by a majority of the members of the Board who are members on the date hereof), (c) the merger or consolidation of the company or any of our subsidiaries in one or a series of related transactions with or into another entity (except in connection with a merger involving the company solely for the purpose, and with the sole effect, of reorganizing the company under the laws of another jurisdiction; provided that the certificate of incorporation and bylaws (or similar charter or organizational documents) of the surviving entity are substantively identical to those of the company), or (d) the execution by the company of an agreement to which the company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c);

g) Amend or waive any provision of our Articles of Incorporation or Bylaws;

h) Engage in any transaction with any of our officers, directors, employees or affiliates of the company or of its subsidiaries, except on terms no less favorable to the company or the subsidiary as could be obtained in an arm’s length transactions; or

i) Divert business or opportunity of the company or our subsidiary to any other corporate or business entity; or

j) File any registration statement with the Securities and Exchange Commission (“SEC”) until this registration statement or registration statements registering all the conversion shares, warrant shares and other registrable securities is declared effective by the SEC.

In the event of any liquidation or winding up, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount per share equal to the stated value of the Series A Preferred Stock plus the aggregate amount of accumulated but unpaid dividends on each share of Series A Preferred Stock.  If, upon liquidation or winding up, the assets of the Company, or proceeds thereof, to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment in full to such holders of the aggregate amount that they are entitled to be paid by their terms, then the entire assets, or proceeds thereof, available to be distributed to the corporation’s stockholders shall be distributed to the holders of the Series A Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. Prior to such liquidation or winding up, we shall declare for payment all accrued and unpaid dividends with respect to the Series A Preferred Stock but only to the extent that funds legally available for the payment of dividends.

Penny Stock Regulations

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Integrity Stock Transfer, located at 3265 E. Warm Springs Road, Las Vegas, NV 89120.

BUSINESS

We, through our wholly-owned subsidiary, OptimizeRx Corporation, a Michigan corporation, are a development-stage website publisher and marketing company that creates, promotes and fulfills custom marketing and advertising programs.  We help patients better afford and manage their rising healthcare costs.  In addition, we also provide unique advertising programs to pharmaceutical and healthcare industries.  Through our websites, we provide the following services:  (i) through our website, we provide patients to centrally review and participate in prescription and healthcare savings/support programs; (ii) through OFFERx, we provide a platform to allow manufacturers to create, promote and fulfill new patient offer programs in over 64,000 pharmacies; and (iii) through ADHERxE, we provide a platform that allows manufacturers to engage and monitor patients each month in exchange for activation of their monthly co-pay coupons.

Optimizer Systems, LLC was formed in the State of Michigan on January 31, 2006.  It then became a corporation in the state of Michigan on October 22, 2007 and changed our name to OptimizeRx Corporation on October 22, 2007.  On April 14, 2008, RFID Ltd. consummated a reverse merger by entering into a share exchange agreement with the stockholders of OptimizeRx Corporation, pursuant to which the stockholders of OptimizeRx Corporation exchanged all of the issued and outstanding capital stock of OptimizeRx Corporation for 1,256,958 shares of common stock of RFID Ltd., representing 100% of the outstanding capital stock of RFID Ltd.  As of April 30, 2008, RFID’s officers and directors resigned their positions and RFID changed its business to OptimizeRx’s business.  As a result, the historical discussion and financial statements included in this Form S-1 are those of OptimizeRx Corporation.  On April 15, 2008, RFID Ltd’s corporate name was changed to OptimizeRx Corporation. On September 4, 2008, we then completed a migratory merger, thereby changing our state of incorporation from Colorado to Nevada, resulting in the current corporate structure in which we, OptimizeRx Corporation, a Nevada corporation is the parent corporation, and OptimizeRx Corporation, a Michigan Corporation is our wholly-owned subsidiary.

General

Our founders recognized patients were becoming greater financial stakeholders in their healthcare decisions, including with their medications. Yet, there was very little information available on how patients could access available savings and support programs to help them affordably access and comply to their prescribed therapies. OPTIMIZERx.com was developed to be the patient savings and support portal to identify helpful programs that are available, based on the patients selected needs. In turn, we would offer powerful advertising platforms to pharmaceutical and healthcare manufacturers seeking to engage these patients needing their support.

With the aging of America’s largest demographics, the internet emerging as the preferred way to seek information, and our founders expertise in the pharmaceutical and healthcare industries- the company was formed and advanced.

Through our website called OPTIMIZERx.com, we aid patients better afford and manage their rising healthcare costs.  This provides unique advertising programs to the pharmaceutical and healthcare industries.  Additionally, the company provides turn-key development and promotion of new savings offers for manufacturers through OFFERx.  Finally, the company sells programs to manufacturers that help patients comply to their prescribed therapies each month through our new platform ADHERxE.  ADHERxE allows manufacturers to extend additional savings to patients in turn for completion of monthly survey information to monitor treatment status.

Principal Products and Applications

o	OPTIMIZERx.com- unique healthcare website for patients to centrally review and participate in prescription and healthcare savings/support programs.

o	OFFERx - turn-key platform to allow manufactures to create, promote and fulfill new patient offer programs in over 64K pharmacies through our end to end system.

o	ADHERxE - turn-key platform that allows manufacturers to engage and monitor patients each month in exchange for activation of their monthly co-pay coupons.

Marketing and Sales

With our marketing partners, including our New York advertising and PR agencies, we will promote OPTIMIZERx primarily through the following:

· Internet Marketing
· Public Relations Campaigns
· Physician Offices
· Direct to Consumer Marketing
· Newspaper and Advertising
· Cable TV
· Pharmacy Partners
· Fortune 500 Employers- Benefits Departments
· Unions and Other Church and Civic organizations

For distribution and sales purposes, we rely on internal and independent sales representatives.  Additionally, the Company has entered into co-promotional agreements with Cegedim Dendrite and Sudler & Hennessey, a division of WPP.

Research and Development

All of our key members are part of our continual research development team and monitor new technologies, trends, services and partnerships that can provide us with additional services, value to healthcare and pharmaceutical industries and to the patients we serve.

We are currently in launch phase with ADHERxE to allow pharmaceutical and healthcare manufacturers unique way to engage and monitor patients each month in exchange for activation of their next savings offer.

We seek to educate our team through understanding of all market dynamics that have the potential to affect our business both short term and longer term.  Our primary goal is to help patients better afford and access the medicines their doctor prescribes, as well as other healthcare products and services they need. Based on this, we continually seek better ways to meet this mission through technology, better user experience and new ways we can engage industries to provide new support program to patients needing their products.

Like any company, we are seeking new services and solutions to offer.  However, our three current platforms provide robust opportunities and growth during the next five years.

Competition

We will compete in the highly competitive pharmaceutical and healthcare advertising industry that is dominated by large well-known companies with established names, solid market niches, wide arrays of product offerings and marketing networks.  Our largest competitors include a variety of healthcare website publishers and networks who provide online advertising competition to OPTIMIZERx.com, including Quality Health, WebMD and Drugs.com.

However, each could also be a partner in co-promotion of exclusive offer and adherence campaigns we create on behalf of the client through OFFERx and ADHERxE.

Additional competition could be other competitors to our exclusive partnership with Cegedim Dendrite, such as McKesson, who provide similar offer redemption services through a network of pharmacies.

Our competitors may be able to enter into the field by developing a website to promote health care offers. However, they are limited from not being able to create, promote and manage new and exclusive prescription trial or offers. Additionally, with ADHERxE and the ability to create multiple offers activated each month for returning patients who sign up, we are uniquely positioned with significant barriers to entry.

Intellectual Property

All key aspects of our promotional and offer development platforms are pending patent review. However, business is not predicated on being awarded patent exclusiveness. Rather, represents a huge asset and further opportunity upon its receipt.

OPTIMIZERx is a licensed trademark.

Our intellectual property is developed significantly each month.  Since inception, we have developed and launched OFFERx and ADHERxE and our further integrating these platforms to provide more robust offerings.  OPTIMIZERx.com and OFFERx are patent pending.

The following table summarizes the status of our patents and patent applications as of the date hereof:

App Number/ Filing Date	Brief Summary (Products Covered)	Status
S.N. 11/528,292 September 27, 2006	System for providing patient savings and promoting health care product sales	Patent application pending.

Government Regulation

Fraud and Abuse Laws

Anti-Kickback Statutes

The federal healthcare program Anti-Kickback Statute prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the furnishing, arranging for or recommending a good or service for which payment may be made in whole or part under a federal healthcare program such as Medicare or Medicaid. The definition of remuneration has been broadly interpreted to include anything of value, including for example gifts, discounts, the furnishing of supplies or equipment, credit arrangements, payments of cash and waivers of payments. Several courts have interpreted the statute's intent requirement to mean that if any one purpose of an arrangement involving remuneration is to induce referrals or otherwise generate business involving goods or services reimbursed in whole or in part under federal healthcare programs, the statute has been violated. The law contains a few statutory exceptions, including payments to bona fide employees, certain discounts and certain payments to group purchasing organizations. Violations can result in significant penalties, imprisonment and exclusion from Medicare, Medicaid and other federal healthcare programs. Exclusion of a manufacturer would preclude any federal healthcare program from paying for its products. In addition, kickback arrangements can provide the basis for an action under the Federal False Claims Act, which is discussed in more detail below. The Anti-Kickback Statute is broad and potentially prohibits many arrangements and practices that are lawful in businesses outside of the healthcare industry. Recognizing that the Anti-Kickback Statute is broad and may technically prohibit many innocuous or beneficial arrangements, the Office of Inspector General of Health and Human Services, or OIG, issued a series of regulations, known as the safe harbors, beginning in July 1991. These safe harbors set forth provisions that, if all the applicable requirements are met, will assure healthcare providers and other parties that they will not be prosecuted under the Anti-Kickback Statute. The failure of a transaction or arrangement to fit precisely within one or more safe harbors does not necessarily mean that it is illegal or that prosecution will be pursued. However, conduct and business arrangements that do not fully satisfy each applicable safe harbor may result in increased scrutiny by government enforcement authorities such as the OIG. Arrangements that implicate the Anti-Kickback Law, and that do not fall within a safe harbor, are analyzed by the OIG on a case-by-case basis. Government officials have focused recent enforcement efforts on, among other things, the sales and marketing activities of healthcare companies, and recently have brought cases against individuals or entities with personnel who allegedly offered unlawful inducements to potential or existing customers in an attempt to procure their business. Settlements of these cases by healthcare companies have involved significant fines and/or penalties and in some instances criminal pleas. In addition to the Federal Anti-Kickback Statute, many states have their own kickback laws. Often, these laws closely follow the language of the federal law, although they do not always have the same exceptions or safe harbors. In some states, these anti-kickback laws apply with respect to all payors, including commercial health insurance companies.

False Claims Laws

Federal false claims laws prohibit any person from knowingly presenting, or causing to be presented, a false claim for payment to the federal government or knowingly making, or causing to be made, a false statement to get a false claim paid. Manufacturers can be held liable under false claims laws, even if they do not submit claims to the government, if they are found to have caused submission of false claims. The Federal Civil False Claims Act also includes whistle blower provisions that allow private citizens to bring suit against an entity or individual on behalf of the United States and to recover a portion of any monetary recovery. Many of the recent highly publicized settlements in the healthcare industry related to sales and marketing practices have been cases brought under the False Claims Act. The majority of states also have statutes or regulations similar to the federal false claims laws, which apply to items and services reimbursed under Medicaid and other state programs, or, in several states, apply regardless of the payor. Sanctions under these federal and state laws may include civil monetary penalties, exclusion of a manufacturer's products from reimbursement under government programs, criminal fines and imprisonment.

Privacy and Security

The Health Insurance Portability and Accountability Act of 1996, or HIPAA, and the rules promulgated there under require certain entities, referred to as covered entities, to comply with established standards, including standards regarding the privacy and security of protected health information, or PHI. HIPAA further requires that covered entities enter into agreements meeting certain regulatory requirements with their business associates, as such term is defined by HIPAA, which, among other things, obligate the business associates to safeguard the covered entity's PHI against improper use and disclosure. While not directly regulated by HIPAA, our customers or distributors might face significant contractual liability pursuant to such an agreement if the business associate breaches the agreement or causes the covered entity to fail to comply with HIPAA.  It is possible that HIPPA compliance could become a substantial regulatory burden and expense to our operations, although we do not believe that this will occur as a general website publisher.

Employees

As of November 7, 2008, we had two full-time employees and four independent sales and programming contractors who perform various services for us.   We also engage consultants for investor relations, accounting and legal services.

DESCRIPTION OF PROPERTY

Our principal executive offices are located at 407 Sixth Street, Rochester, Michigan, 48307.  We have entered into a six-month lease for this 2,000 square foot facility, with a cost of approximately $2,500 per month. We additionally have free offices within both Cegedim Dendrite’s US Headquarters, as well as Sudler & Hennessey’s New York City offices. We believe that our properties are adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities or other forms of property.

LEGAL PROCEEDINGS

 We are not aware of any pending or threatened litigation against us that we expect will have a material adverse effect on our business, financial condition, liquidity, or operating results. However, legal claims are inherently uncertain and we cannot assure you that we will not be adversely affected in the future by legal proceedings.

MARKET PRICE OF AND DIVDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is traded on the Pink Sheets, under the symbol OPRX.PK since April 2, 2008. Our common stock was previously traded under the symbol RFDL.  The most recent price for our common stock as of November 5, 2008 was $4.05.

The following table sets forth, for the periods indicated, the high and low bid prices of the Company's Common Stock traded on the Pink Sheets for the first quarter ended June 30, 2008 and the fiscal years ended December 31, 2007, and December 31, 2006. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	Common Stock
Fiscal Year 2008	High	Low
First Quarter	$7.00	$4.00
Second Quarter	$15.00	$3.90
Third Quarter	$4.20	$3.90
	Common Stock
Fiscal Year 2007	High	Low
First Quarter	$590.00	$380.00
Second Quarter	$550.00	$360.00
Third Quarter	$490.00	$64.00
Fourth Quarter	$72.00	$3.00
	Common Stock
Fiscal Year 2006	High	Low
First Quarter	$558.33	$83.33
Second Quarter	$466.67	$283.33
Third Quarter	$658.33	$313.33
Fourth Quarter	$600.00	$313.33

There were approximately 357 holders of record of our common stock as of November 7, 2008.

We have never declared or paid cash dividends on our common stock and do not expect to pay any dividends on our common stock in the foreseeable future. We currently intend to retain any future earnings for our business. The payment of any future dividends on our common stock will be determined by our Board of Directors and will depend on business conditions, our financial earnings and other factors.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward Looking Statements

Some of the statements contained in this Prospectus that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Prospectus, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;
•	Our ability to raise capital when needed and on acceptable terms and conditions;
•	The intensity of competition; and
•	General economic conditions.
•	Changes in government regulations

Plan of Operation

We are a development-stage company located in Michigan. Since our formation, we have concentrated on developing our business strategy and obtaining financing. We plan to expand awareness, traffic and database to our patient savings portal OPTIMIZERx.com, as well as the launch of our offer development systems OFFERx™ and ADHERxE.  We expect that the primary components of our business will be:

•	The online patient savings portal OPTIMIZERx.com and our network affiliates
•	OFFERx to develop, promote and fulfill new offers from pharmaceutical and healthcare manufactures
•	ADHERxE to allow manufacturers to re-engage their customers per activation of new savings each month

As demand increases for savings and support programs to help the growing number of patients manage their rising healthcare costs, we plan to extend our reach and visibility through increased online, print and broadcast marketing to increase traffic and our database of qualified health care consumers.

In turn, we will generate revenues through: (i) advertising sales from our online OPTIMIZERx.com and affiliate network; (ii) its database; (iii) direct marketing and sponsorships and (iv) our platforms to create, promote and manage new savings offers for additional clients.

Results of Operations

Since inception, OPTIMIZERx Corp. has generated minimal revenue from advertising and use of its database.  In the same period, OPTIMIZERx Corp has incurred expenses related to funding the development of the business plan, new products and platforms and raising capital.

Six Months Ended June 30, 2008

Since our formation in January 2006, we have focused on developing a business and financing plan to launch and expand  OPTIMIZERx.com and its additional marketing and offer development platforms.

Our operating loss for the six months ended June 30, 2008 was $417,816.  The operating loss for the period reflects expenses paid to consultants and firms related to developing the operating functions of our business in editorial, finance, product development and technology infrastructure.

Liquidity and Capital Resources

As of June 30, 2008, we had a cash balance of $141,683. On Sept 8, 2008, we received gross proceeds of $3,500,000 from VICIS Capital.

In July 7, 2008, we entered into an investment placement agent agreement   with  Midtown Partners & Co LLC to raise on a best efforts basis an amount of up to USD $3 million.  Prior to this relationship our financing activities consisted of private investors and loans to cover our operating expenses.

On Sept 8, 2008 we received gross proceeds of $3,500,000 from VICIS Capital for preferred equity share sales which was used towards our working capital.

We believe that our currently available working capital after receiving the net proceeds of the VICIS Capital agreement should be adequate to sustain our operations at our current levels through at least the next twelve to eighteen months. However, depending on our future needs and changes and trends in the capital markets affecting our shares and us, we may determine to seek additional equity or debt financing in the private or public markets. Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.

Years ended December 31, 2007 and 2006

Our net losses for the fiscal years ending December 31, 2007 and 2006 were $361,466 and $184,310 respectively.

Liquidity and Capital Resources

At December 31, 2007, our financing since inception activities consisted of founder equity financing, loans and advances made to cover our operating expenses in 2007 and 2006 respectively.

Off-Balance Sheet Arrangements

None.

MANAGEMENT AND CERTAIN SECURITY HOLDERS

Directors and Executive Officers

The following table and text sets forth the names and ages of all our directors and executive officers and our key management personnel as of November 7, 2008.  All of our directors serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the Board of Directors, and are elected or appointed to serve until the next Board of Directors meeting following the annual meeting of stockholders.  Also provided is a brief description of the business experience of each director and executive officer and the key management personnel during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

Name of Individual	Age	Position with company and subsidiaries
David A. Harrell	42	Chief Executive Officer, President and Director
Thomas E. Majerowicz	57	Secretary and Director
Terence J. Hamilton	43	Director

David A. Harrell

Mr. Harrell founded the Company in January 2006 and served as its President and Chief Executive Officer.  Mr. Harrell became a director when the Company changed from a limited liability to a corporation in 2007.  Mr. Harrell was the Vice President of Development for Meridian Incorporated from 2003-2005 and, prior to that, was Vice President of Sales and Marketing since 1999 at Advance Graphic Systems.  Mr. Harrell spent two decades leading sales, marketing and business development units within the pharmaceutical and national retail industries. Prior to founding the Company, Mr. Harrell served as Vice President of Business Development for Meridian.  Prior to that, Mr. Harrell was Vice President of Sales and Marketing for Advance Graphic Systems.  Serving ten years at SmithKline Beecham, Mr. Harrell specialized in the managed markets healthcare segment.  As part of the Integrated Health Division, Mr. Harrell was responsible for contracting and achieving regional revenue growth for SmithKline Beecham's four business units: Pharmaceuticals, Consumer Health, Clinical Labs and Diversified Pharmaceutical Services (PBM). During his tenure with SmithKline Beecham, he was a recipient of numerous national awards and served as a member of the Division's Strategic Planning Committee. Mr. Harrell graduated from Oakland University with a Bachelor of Science in Business Administration.

Thomas E. Majerowicz

Mr. Majerowicz joined the Company as our Director in 2007.  Mr. Majerowicz has been a partner at the law firm of Puzzuoli, Hribar, Iafrate, Majerowicz & Kohler since 1979.

Terence J. Hamilton

Mr. Hamilton joined the Company as a Director and VP of Sales in February 2008.  Prior to that, Mr. Hamilton was Manager at MedImmune since 2005 and was Senior National Account Manager for Glaxo SmithKline pharmaceuticals for 13 years prior to that.  Mr. Hamilton has spent the last 19 years working in the pharmaceutical and biotech arenas within various sales, marketing and managed markets management positions. He also has held many positions within the pharmaceutical and biotech industries, including District Manager, Brand Manager, Managed Market Specialist, Contract Manager, Government Account Manager.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our bylaws.

Our executive officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officers and directors.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present director, person nominated to become director, executive officer, or control person: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the aggregate cash compensation paid during the fiscal years ended December 31, 2007 and 2006 to our Chief Executive Officer and our three most highly compensated executive officers other than our Chief Executive Officer. Other than as listed below, the Company had no executive officers whose total annual salary and bonus exceeded $100,000 for that fiscal year

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards $	Option Awards $	Total $
David Harrell	2007	$144,000	$-0-	$-0-	$-0-	$144,000
President & Chief Executive Officer	2006	$111,000	$-0-	$-0-	$-0-	$111,000

James Vandeberg	2007	$-0-	$-0-	$-0-	$-0-	$-0-
Former Chief Executive Officer of RFID Ltd.	2006	$-0-	$-0-	$-0-	$-0-	$-0-

Director Compensation

Currently none of the directors have received compensation for their respective services rendered to the Company. The Company’s by-laws, however, provide that directors may receive compensation for their services.

Employment Agreements

The Company currently has no employment agreements with its executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

There were no outstanding equity awards during our fiscal year ended December 31, 2007.

Compensation of Directors

We did not compensate our directors in fees, cash or stock options for services rendered during the fiscal year ended December 31, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned as of November 7, 2008 by (i) those persons or groups known to us to beneficially own more than 5% of our common stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group. Except as indicated below, each of the stockholders listed below possesses sole voting and investment power with respect to their shares and the address of each person is c/o OptimizeRx Corp., 407 Sixth Street, Rochester, Michigan 48307.
Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock (2)
Richard J. Kraniak Roth IRA (3)	1,250,000	10.31%
Cypress Trust (4)	1,150,000	9.48%
David Harrell (5)	3,612,250	29.55%
Terrance Hamilton (6)	595,500	4.85%
Thomas Majerowicz (7)	242,750	2.00%

All officers and directors as a group (3 persons)	4,450,500	36.7%

* Less than 1%
____________
(1)
Includes stock option grants made to officers, directors, employees and/or consultants under the 2008 Company Stock Option Plan.  All options listed in this table were granted under the 2008 Stock Option Plan.

(2)
Applicable percentage ownership is based on 12,126,209 shares of common stock outstanding as of November 7, 2008, together with securities exercisable or convertible into shares of common stock within 60 days of November 7, 2008 for each stockholder. Shares of common stock that are currently exercisable or exercisable within 60 days of November 7, 2008 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Richard J. Kraniak has voting and dispositive control over the shares held by Richard J. Kraniak Roth IRA, which is located at 101 West Long Lake, Bloomfield Hills, Michigan 48304.
(4)	Linwood C. Meehan III has voting and dispositive control over the shares held by Cypress Trust, which is located at 13750 W. Colonial Dr., Ste. 250-317, Winter Garden, Florida 34787.
(5)	Includes options to purchase 100,000 shares of common stock at a price of $1.00 per share.
(6)	Includes options to purchase 150,000 shares of common stock at a price of $1.00 per share.
(7)	Includes options to purchase 20,000 shares of common stock at a price of $1.00 per share.

2008 STOCK OPTION PLAN INFORMATION

On March 5, 2008, our Board of Directors adopted the 2008 Company Stock Option Plan. The purpose of this plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to our success, by offering them an opportunity to participate in the our future performance through awards of options, the right to purchase common stock and stock bonuses. We reserved 1,490,000 shares of our Common Stock for awards to be made under the 2008 Plan. The 2008 Plan is administered by a committee of two or more members of the Board of Directors or, if no committee is appointed, then by the Board of Directors. The committee, or the Board of Directors if there is no committee, determines who is eligible to receive awards under the plan, grant awards and interpret the 2007 Plan.

STOCK GRANTS AND STOCK OPTIONS
PURSUANT TO OUR 2008 STOCK OPTION PLAN

Name	Qty	Avg Exercise Price $	Notes
Options Outstanding under 2008 Company Stock Option Plan
David Harrell	100,000	$1.00	President and CEO
Terry Hamilton	150,000	$1.00	Sr. Vice President/Director
Vernon Hartman	50,000	$1.00	Vice President
Andrew Dahl	20,000	$1.00	Business Advisor
Jay Pinney, MD	25,000	$1.00	Medical Advisor
Thomas Majerowicz	20,000	$1.00	Director and Legal Advisor

Total Issued	365,000	$1.00

Total Remaining Stock Options for future use:	625,000
Total Remaining Stock Grants:	500,000

Total Stock Options and Stock Grants	1,490,000

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is currently no trading market for our common stock.  Upon completion of this offering we intend to take the steps necessary to have our common stock included for quotation on the Over the Counter Bulletin Board.

Holders

As of November 7, 2008, there were 12,126,209 shares of common stock issued and outstanding.

As of November 7, 2008, there were approximately 357 holders of record of our common stock.

As of November 7, 2008, we had the following shares of common stock reserved for issuance:

11,590,000 shares (options, warrants, plans, etc.)

Dividend Policy

Historically, we have not paid any dividends to the holders of our common stock and we do not expect to pay any such dividends in the foreseeable future as we expect to retain our future earnings for use in the operation and expansion of our business.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

The Company has personal loans from private investors to Richard Krankiak and Jillene Pinella, each consisting of $160,000, which represent the only debt of the Company.

BOARD COMMITTEES; DIRECTOR INDEPENDENCE

Currently, all actions that would otherwise be performed by standing committees of the Board, are performed by the Board, including the administration of our 2008 Company Stock Option Plan, the recent hiring of an executive officer and his compensation, the hiring of our independent public accountants and the oversight of the independent auditor relationship, the review of our significant accounting policies and our internal controls.

The Board of Directors has analyzed the independence of each director and has determined that Thomas E. Majerowicz is independent under the NASDAQ Stock Market LLC rules and has no direct or indirect material relationships with us:

In particular, the Board of Directors has determined that the aforementioned director has no relationships that would cause him or her not to be independent under the specific criteria of Section 4200(a)(15) of the NASDAQ Manual.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Our financial statements as of December 31, 2007 and for the period January 31, 2006 (date of inception) through December 31, 2007, have been included herein in reliance upon the report of Maddox, Ungar, Silberstein PLLC,  independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on this Form S-1 under the Securities Act, with respect to the common stock offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules. For further information regarding us and the shares offered hereby, please refer to the registration statement. You may inspect a copy of the registration statement without charge at the Commission's principal offices, and you may obtain copies of all or any part of the registration statement from such office upon payment of the fees prescribed by the Commission.

We are also required to file periodic reports with the Securities and Exchange Commission, including quarterly reports, annual reports which include our audited financial statements.  You may read and copy any reports, statements or other information we file at the Commission’s public reference facility maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the Commission Internet site at http\\www.sec.gov. These filings may be inspected and copied (at prescribed rates) at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have a provision in our charter, by-laws, or other contracts providing for indemnification of our officers and directors. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

OPTIMIZERx CORPORATION
OPTIMIZER SYSTEMS, LLC
(A DEVELOPMENT STAGE COMPANY)

 FINANCIAL STATEMENTS

December 31, 2007 and 2006

OPTIMIZERx CORPORATION
OPTIMIZER SYSTEMS, LLC
(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

DECEMBER 31, 2007 and 2006

 Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Boards of Directors
OptimizeRx Corporation
Rochester, Michigan

We have audited the accompanying balance sheets of OptimizeRx Corporation and Optimizer Systems, LLC, as of December 31, 2007 and Optimizer Systems, LLC as of December 31, 2006, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended and for the period from January 31, 2006 (inception) to December 31, 2007.  These financial statements are the responsibility of the Companies management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OptimizeRx Corporation and Optimizer Systems, LLC, as of December 31, 2007 and Optimizer Systems, LLC as of December 31, 2006 and the results of their operations and cash flows for the years then ended and for the period from January 31, 2006 (inception) to December 31, 2007, in conformity with accounting principles generally accepted in the United States.

/s/ Maddox Ungar Silberstein, PLLC
Maddox Ungar Silberstein, PLLC

Bingham Farms, Michigan
November 7, 2008

OPTIMIZERx CORPORATION
OPTIMIZER SYSTEMS, LLC
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
AS OF DECEMBER 31, 2007 AND 2006

	2007	2006
ASSETS
Current Assets
Cash and cash equivalents	$135,429	$14,643
Prepaid rent	2,000	-0-
Total Current Assets	137,429	14,643

Property and Equipment, net	5,972	735

Website Development Costs, net	151,564	34,044

TOTAL ASSETS	$294,965	$49,422

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$43,216	$-0-
Accrued expenses	18,926	5,133
Notes payable – related parties	277,750	-0-
Total Current Liabilities	339,892	5,133

Long - term Debt
Notes payable – related party	50,000	4,000
Total Long - term Debt	50,000	4,000

TOTAL LIABILITIES	389,892	9,132

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, par $.001, 40,000,000 shares authorized, 10,300,000 shares issued and outstanding	10,300	-0-
Paid in capital	289,700	-0-
Equity (deficit) accumulated during the development stage	(394,927)	40,289
Total Stockholders’ Equity (Deficit)	(94,927)	40,289

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$294,965	$49,422

The accompanying notes are an integral part of the financial statements.

OPTIMIZERx CORPORATION
OPTIMIZER SYSTEMS, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
FOR THE PERIOD FROM JANUARY 31, 2006 (INCEPTION) TO DECEMBER 31, 2007

	2007	2006	Period from January 31, 2006 (inception) to December 31, 2007
Gross Revenues	$100,318	$-0-	$100,318

Operating Expenses	456,259	184,311	640,570

Net Operating Loss	(355,941)	(184,311)	(540,252)

Other Expenses	(5,525)	-0-	(5,525)

Net Loss Before Income Taxes	(361,466)	(184,311)	(545,777)

Provision for Income Taxes	-0-	-0-	-0-

Net Loss	$(361,466)	$(184,311)	$(545,777)

Weighted Average Number Of Shares Outstanding	2,071,233	-	-
Net (Loss) Per Share	$(0.17)	-	-

The accompanying notes are an integral part of the financial statements.

OPTIMIZERx CORPORATION
OPTIMIZER SYSTEMS, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
AS OF DECEMBER 31, 2007

	Common Stock		Additional Paid in	Equity (Deficit) accumulated during the development
	Shares	Amount	Capital	stage	Total
Beginning Balance, January 31, 2006		$0	$0	$0	$0

Member Contributions				224,600	224,600

Net Loss for the Year Ended December 31, 2006				(184,311)	(184,311)

Balance, December 31, 2006		0	0	40,289	40,289

Member Contributions				180,000	180,000

Member Distributions				(253,750)	(253,750)

Issuance of common stock to former LLC members	10,000,000	10,000	(10,000)		0

Issuance of common stock, private offering	300,000	300	299,700		300,000

Net Loss for the Year Ended December 31, 2007				(361,466)	(361,466)

Ending Balance, December 31, 2007	10,300,000	$10,300	$289,700	$(394,927)	$(94,927)

The accompanying notes are an integral part of the financial statements.

OPTIMIZERx CORPORATION
OPTIMIZER SYSTEMS, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
FOR THE PERIOD FROM JANUARY 31, 2006 (INCEPTION) TO DECEMBER 31, 2007

	2007	2006	Period from January 31, 2006 (inception) to December 31, 2007
Cash Flows from Operating Activities:
Net Loss	$(361,466)	$(184,311)	$(545,777)

Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Depreciation and amortization expense	2,824	39	2,863
Changes in Assets and Liabilities
(Increase) in prepaid rent	(2,000)	-0-	(2,000)
Increase in accounts payable	43,216	-0-	43,216
Increase in accrued expenses	13,793	5,133	18,926
Net Cash Used in Operating Activities	(303,633)	(179,139)	(482,772)

Cash Flows from Investing Activities:
Acquisitions of property and equipment	(5,493)	(774)	(6,267)
Website site development costs	(120,088)	(34,044)	(154,132)
Net Cash Used in Investing Activities	(125,581)	(34,818)	(160,399)

Cash Flows from Financing Activities:
Proceeds from issuance of notes payable	70,000	4,000	74,000
Member contributions	180,000	224,600	404,600
Sale of common stock	300,000	-0-	300,000
Net Cash Provided by Financing Activities	550,000	228,600	778,600

Net Increase in Cash and Cash Equivalents	120,786	14,643	135,429

Cash and Cash Equivalents – Beginning	14,643	-0-	-0-

Cash and Cash Equivalents – Ending	$135,429	$14,643	$135,429

Supplemental Cash Flow Information:
Cash Paid for Interest	$4,453	$-0-	$4,453
Cash Paid for Income Taxes	$-0-	$-0-	$-0-

Supplemental Disclosure of Noncash Investing and Financing Activities:
Distributions paid through issuance of notes payable-related party	$253,750	$-0-	$253,750

The accompanying notes are an integral part of the financial statements.

OPTIMIZERx CORPORATION
OPTIMIZER SYSTEMS, LLC
(A DEVELOPMENT STAGE COMPANY)
 NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 1:       Nature of Operations

Optimizer Systems, LLC was formed in the State of Michigan on January 31, 2006.  It then became a corporation in the state of Michigan on October 22, 2007 and changed our name to OptimizeRx Corporation on October 22, 2007.  On April 14, 2008, RFID Ltd. consummated a reverse merger by entering into a share exchange agreement with the stockholders of OptimizeRx Corporation, pursuant to which the stockholders of OptimizeRx Corporation exchanged all of the issued and outstanding capital stock of OptimizeRx Corporation for 1,256,958 shares of common stock of RFID Ltd., representing 100% of the outstanding capital stock of RFID Ltd.  As of April 30, 2008, RFID’s officers and directors resigned their positions and RFID changed its business to OptimizeRx’s business.  As a result, the historical discussion and financial statements included in this Form S-1 are those of OptimizeRx Corporation.  On April 15, 2008, RFID Ltd’s corporate name was changed to OptimizeRx Corporation. On September 4, 2008, we then completed a migratory merger, thereby changing our state of incorporation from Colorado to Nevada, resulting in the current corporate structure in which we, OptimizeRx Corporation, a Nevada corporation is the parent corporation, and OptimizeRx Corporation, a Michigan Corporation is our wholly-owned subsidiary.

We, through our wholly-owned subsidiary, OptimizeRx Corporation, a Michigan corporation, are a development-stage website publisher and marketing company that creates, promotes and fulfills custom marketing and advertising programs.  We help patients better afford and manage their rising healthcare costs.  In addition, we also provide unique advertising programs to pharmaceutical and healthcare industries.  Through our websites, we provide the following services:  (i) through our website, we provide patients to centrally review and participate in prescription and healthcare savings/support programs; (ii) through OFFERx, we provide a platform to allow manufacturers to create, promote and fulfill new patient offer programs in over 64,000 pharmacies; and (iii) through ADHERxE, we provide a platform that allows manufacturers to engage and monitor patients each month in exchange for activation of their monthly co-pay coupons.

Note 2:       Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the company’s financial statements.  The financial statements and notes are representations of the company’s management, who is responsible for their integrity and objectivity.  These accounting policies conform to generally accepted accounting principles and have been consistently applied to the preparation of the financial statements.

Basis of Accounting
The financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.  Revenues are recognized as income when earned and expenses are recognized when they are incurred.

Cash and Cash Equivalents
The Company consider cash on hand, cash in banks, as cash and cash equivalents.

OPTIMIZERx CORPORATION
OPTIMIZER SYSTEMS, LLC
(A DEVELOPMENT STAGE COMPANY)
 NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 2:       Significant Accounting Policies (continued)

Fair Value of Financial Instruments
The fair value of cash, accounts receivable and accounts payable approximates the carrying amount of these financial instruments due to their short-term nature. The fair value of long-term debt, which approximates its carrying value, is based on current rates at which we could borrow funds with similar remaining maturities.

Property and Equipment
The capital assets have been capitalized and are being depreciated over their estimated useful lives using straight line methods of depreciation for book purposes. As of October 18, 2007, the Company acquired the majority of its capital assets at the lower market cost from the LLC.

Research and Development
All of our key members are part of our continual research development team and monitor new technologies, trends, services and partnerships that can provide us with additional services, value to healthcare and pharmaceutical industries and to the patients we serve.

We are currently in launch phase with ADHERxE to allow pharmaceutical and healthcare manufacturers unique way to engage and monitor patients each month in exchange for activation of their next savings offer.

We seek to educate our team through understanding of all market dynamics that have the potential to affect our business both short term and longer term.  Our primary goal is to help patients better afford and access the medicines their doctor prescribes, as well as other healthcare products and services they need. Based on this, we continually seek better ways to meet this mission through technology, better user experience and new ways we can engage industries to provide new support program to patients needing their products. Like any company, we are seeking new services and solutions to offer.  However, our three current platforms provide robust opportunities and growth during the next five years.

Revenue Recognition
Substantially all revenue is recognized when it is earned. All Revenues are generated through our Website activities.  Our processes are monitored by outside third parties who collect revenues from our client on a per activity basis and report and forward the revenue to our account.

Management Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Estimates and assumptions have been made in determining the depreciable lives of such assets, the allowance for doubtful accounts receivable. Actual results could differ from those estimates.

Recently Issued Accounting Guidance
The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operation, financial position or cash flow.

OPTIMIZERx CORPORATION
OPTIMIZER SYSTEMS, LLC
(A DEVELOPMENT STAGE COMPANY)
 NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 2:       Significant Accounting Policies (continued)

Concentration of credit risks
The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits.  The Company has not experienced any losses in such accounts; however, amounts in excess of the federally insured limit may be at risk if the bank experiences financial difficulties.

Note 3:       Property and Equipment

The Company and the LLC owned equipment recorded at cost which consisted of the following at December 31:

	2007	2006
Computer Equipment	$1,974	$774
Furniture & Fixtures	4,293	0
Subtotal	6,267	774
Accumulated Depreciation	(295)	(39)
Property and Equipment, Net	$5,972	$735

Depreciation expense was $256 and $39 for the years ended December 31, 2007 and 2006, respectively.

Note 4:       Website Development Costs

The Company has capitalized costs in developing their website which consisted of the following at December 31:

	2007	2006
Web site costs	$154,133	$34,044
Accumulated Amortization	(2,569)	0
Web site development costs, Net	$151,564	$34,044

The Company began amortizing the website costs, using the straight-line method over the estimated useful life of 5 years, once it was put into service in December of 2007.

Amortization expense was $2,569 and $0 for the years ended December 31, 2007 and 2006, respectively.

OPTIMIZERx CORPORATION
OPTIMIZER SYSTEMS, LLC
(A DEVELOPMENT STAGE COMPANY)
 NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 5:       Accrued Expenses

Accrued expenses consisted of the following at December 31:

	2007	2006
Accrued interest	$1,072	$0
Accrued expenses	10,354	1,383
Accrued audit fees	7,500	3,750
Accrued Expenses	$18,926	$5,133

Note 6:       Notes Payable – Related Party

Long-term debt consists of the following at December 31, 2007 and 2006:

	2007	2006
Note Payable – Dante Panetta	$50,000	$0
Note Payable – David Harrell	24,000	4,000
Note Payable – LLC members	253,750	0
Long-Term Debt	$327,750	$4,000

The note payable to David Harrell was paid off during the year ended December 31, 2007.  The note was due on demand and bore 9% interest.

The note payable to Dante Panetta is non-interest bearing and is due within 5 days of the Company raising $1,000,000 of additional capital.

The note payable to the LLC members was created in a dilution agreement on October 18, 2007 and is non-interest bearing.  The entire loan was paid off in the 1st quarter of 2008.

Note 7:       Commitments and Contingencies

The company leases its offices for $2,500 a month and has signed a lease through May 31, 2009.

December 31, 2008	$30,000
December 31, 2009	12,500
Total Lease Obligation	$42,500

Note 8:       Dividend Distribution

The Company recorded a one-time, non-cash deemed dividend on October 18, 2007 of $33,461. This dividend resulted due to the continuous efforts of acquiring all the assets from the LLC.  Through this dividend, the Company acquired all assets and liabilities of the LLC.

OPTIMIZERx CORPORATION
OPTIMIZER SYSTEMS, LLC
(A DEVELOPMENT STAGE COMPANY)
 NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 9:       Capital Stock

The Company has 40,000,000 shares of $.001 par value common stock authorized as of December 31, 2007. There were 10,300,000 common shares issued and outstanding at December 31, 2007.

Note 10:     Related Party Transactions

The company has engaged an officer of the company for management services under a contract that paid him $114,500 and $101,900 in 2007 and 2006, respectively.

Upon the transfer of the assets and liabilities from the LLC to the corporation, the LLC members were issued promissory notes totaling $253,750 under a dilution agreement for a portion of their interests in Optimizer Systems, LLC.

The company has a $50,000 note payable to a shareholder (see note 5) that will be repaid only if $1,000,000 of additional capital is raised.  In addition there is a $24,000 note to an officer of the company (see note 5).

Note 11:     Income Taxes

For the periods ended December 31, 2007, the Company has incurred a net loss of approximately 200,000 and therefore has no tax liability. The company began operations in 2007 and therefore it has no previous net operating loss carry-forwards.  The 2007 loss will be carried forward and can be used through the year 2027 to offset future taxable income.  In the future the cumulative net operating loss carry-forward for income tax purposes may differ from the cumulative financial statement loss due to timing differences between book and tax reporting.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2007
Deferred tax asset attributable to:
Net operating loss carryover	$68,000
Valuation allowance	(68,000)
Net deferred tax asset	$-

Note 12:     Other Expenses

Other expenses consisted of the following for the years ended December 31, 2007 and 2006:

	2007	2006
Interest expense	$(5,525)	$0
Total Other Expenses	$(5,525)	$0

OPTIMIZERx CORPORATION
OPTIMIZER SYSTEMS, LLC
(A DEVELOPMENT STAGE COMPANY)
 NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 13:     Subsequent Events

On September 8, 2008, we entered into a private placement pursuant to which we sold various securities in consideration of an aggregate purchase price of $3,500,000. In connection with this private placement, we issued the following securities:

* 35 shares of Series A Preferred Stock; and
* Series A Common Stock Purchase Warrants to purchase 6,000,000 shares of common stock at $2.00 per share for a period of five years.

OPTIMIZERx CORPORATION
OPTIMIZER SYSTEMS, LLC
(A DEVELOPMENT STAGE COMPANY)
(UNAUDITED)

 FINANCIAL STATEMENTS

JUNE 30, 2008

OPTIMIZERx CORPORATION
OPTIMIZER SYSTEMS, LLC
(A DEVELOPMENT STAGE COMPANY)
(UNAUDITED)

TABLE OF CONTENTS

JUNE 30, 2008

Page

Balance Sheet as of June 30, 2008 (unaudited)	F-2

Statements of Operations for the Six Months Ended June 30, 2008 (unaudited) and for the Period from January 31, 2006 (inception) to June 30, 2008 (unaudited)	F-3

Statement of Stockholders’ Equity (Deficit) as of June 30, 2008 (unaudited)	F-4

Statements of Cash Flows for the Six Months Ended June 30, 2008 (unaudited) and for the Period from Inception January 31, 2006 (inception) to June 30, 2008 (unaudited)	F-5

Notes to Financial Statements (unaudited)	F-6 - F-10

F-1

OPTIMIZERx CORPORATION
OPTIMIZER SYSTEMS, LLC
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET (UNAUDITED)
AS OF JUNE 30, 2008

ASSETS
Current Assets
Cash and cash equivalents	$141,683
Total Current Assets	141,683

Property and Equipment, net	7,837

Website Development Costs, net	160,337

TOTAL ASSETS	$309,857

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$65,027
Accrued expenses	7,573
Notes payable – related parties	270,000
Total Current Liabilities	342,600

Long - term Debt
Notes payable – related party	50,000
Total Long - term Debt	50,000

TOTAL LIABILITIES	392,600

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, par $.001, 40,000,000 shares authorized, 10,300,000 shares issued and outstanding	14,600
Paid in capital	715,400
Equity (deficit) accumulated during the development stage	(812,743)
Total Stockholders’ Equity (Deficit)	(82,743)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$309,857

The accompanying notes are an integral part of the financial statements.

F-2

OPTIMIZERx CORPORATION
OPTIMIZER SYSTEMS, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2008
FOR THE PERIOD FROM JANUARY 31, 2006 (INCEPTION) TO JUNE 30, 2008

	Six Months Ended June 30, 2008	Period from January 31, 2006 (inception) to June 30, 2008
Gross Revenues	$67,221	$167,539

Operating Expenses	485,037	1,125,606

Net Operating Loss	(417,816)	(958,067)

Other Expenses	0	(5,525)

Net Loss Before Income Taxes	(417,816)	(963,592)

Provision for Income Taxes	-0-	-0-

Net Loss	$(417,816)	$(963,592)

Weighted Average Number Of Shares Outstanding	5,243,521	-
Net (Loss) Per Share	$(0.08)	-

The accompanying notes are an integral part of the financial statements.

F-3

OPTIMIZERx CORPORATION
OPTIMIZER SYSTEMS, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT) (UNAUDITED)
AS OF JUNE 30, 2008

	Common Stock		Additional Paid in	Equity (Deficit) accumulated during the development
	Shares	Amount	Capital	stage	Total
Balance, January 1, 2007		0	0	40,289	40,289

Member Contributions				180,000	180,000

Member Distributions				(253,750)	(253,750)

Issuance of common stock to former LLC members	10,000,000	10,000	(10,000)		0

Issuance of common stock, private offering	300,000	300	299,700		300,000

Net Loss, December 31, 2007				(361,466)	(361,466)

Ending Balance, December 31, 2007	10,300,000	$10,300	$289,700	(394,927)	(94,927)

Issuance of common stock, private offering	430,000	4,300	425,700		430,000

Net Loss for the six months ended June 30, 2008				(417,816)	(417,816)

Ending Balance, June 30, 2008	10,730,000	$14,600	$715,400	$(812,743)	$(82,743)

The accompanying notes are an integral part of the financial statements.

F-4

OPTIMIZERx CORPORATION
OPTIMIZER SYSTEMS, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2008
FOR THE PERIOD FROM JANUARY 31, 2006 (INCEPTION) TO JUNE 30, 2008

	Six Months Ended June 30, 2008	Period from January 31, 2006 (inception) to June 30, 2008
Cash Flows from Operating Activities:
Net Loss for the period	$(417,816)	$(963,592)

Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Depreciation and amortization expense	18,529	21,393
Changes in Assets and Liabilities
Decrease in prepaid rent	2,000	0
Increase in accounts payable	21,811	65,027
Increase (Decrease) in accrued expenses	(11,354)	7,572
Net Cash Used in Operating Activities	(386,830)	(869,600)

Cash Flows from Investing Activities:
Acquisitions of property and equipment	(2,293)	(8,559)
Website site development costs	(26,873)	(181,008)
Net Cash Used in Investing Activities	(29,166)	(189,567)

Cash Flows from Financing Activities:
Proceeds from issuance of notes payable	270,000	344,000
Payments on notes payable	(277,750)	(277,750)
Member contributions	0	404,600
Sale of common stock	430,000	730,000
Net Cash Provided by Financing Activities	422,250	1,200,850

Net Increase in Cash and Cash Equivalents	6,254	141,683

Cash and Cash Equivalents – Beginning	135,429	-0-

Cash and Cash Equivalents – Ending	$141,683	$141,683

Supplemental Cash Flow Information:
Cash Paid for Interest	$1,000	$5,453
Cash Paid for Income Taxes	$-0-	$-0-

Supplemental Disclosure of Noncash Investing and Financing Activities:
Distributions paid through issuance of notes payable-related party	$-0-	$253,750

The accompanying notes are an integral part of the financial statements.

F-5

OPTIMIZERx CORPORATION
OPTIMIZER SYSTEMS, LLC
(A DEVELOPMENT STAGE COMPANY)
 NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008

Note 1:   Nature of Operations

Optimizer Systems, LLC was formed in the State of Michigan on January 31, 2006.  It then became a corporation in the state of Michigan on October 22, 2007 and changed our name to OptimizeRx Corporation on October 22, 2007.  On April 14, 2008, RFID Ltd. consummated a reverse merger by entering into a share exchange agreement with the stockholders of OptimizeRx Corporation, pursuant to which the stockholders of OptimizeRx Corporation exchanged all of the issued and outstanding capital stock of OptimizeRx Corporation for 1,256,958 shares of common stock of RFID Ltd., representing 100% of the outstanding capital stock of RFID Ltd.  As of April 30, 2008, RFID’s officers and directors resigned their positions and RFID changed its business to OptimizeRx’s business.  As a result, the historical discussion and financial statements included in this Form S-1 are those of OptimizeRx Corporation.  On April 15, 2008, RFID Ltd’s corporate name was changed to OptimizeRx Corporation. On September 4, 2008, we then completed a migratory merger, thereby changing our state of incorporation from Colorado to Nevada, resulting in the current corporate structure in which we, OptimizeRx Corporation, a Nevada corporation is the parent corporation, and OptimizeRx Corporation, a Michigan Corporation is our wholly-owned subsidiary.

We, through our wholly-owned subsidiary, OptimizeRx Corporation, a Michigan corporation, are a development-stage website publisher and marketing company that creates, promotes and fulfills custom marketing and advertising programs.  We help patients better afford and manage their rising healthcare costs.  In addition, we also provide unique advertising programs to pharmaceutical and healthcare industries.  Through our websites, we provide the following services:  (i) through our website, we provide patients to centrally review and participate in prescription and healthcare savings/support programs; (ii) through OFFERx, we provide a platform to allow manufacturers to create, promote and fulfill new patient offer programs in over 64,000 pharmacies; and (iii) through ADHERxE, we provide a platform that allows manufacturers to engage and monitor patients each month in exchange for activation of their monthly co-pay coupons.

Note 2:   Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the company’s financial statements.  The financial statements and notes are representations of the company’s management, who is responsible for their integrity and objectivity.  These accounting policies conform to generally accepted accounting principles and have been consistently applied to the preparation of the financial statements.

Basis of Accounting
The financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.  Revenues are recognized as income when earned and expenses are recognized when they are incurred.

Cash and Cash Equivalents
The Company considers cash on hand, cash in banks, as cash and cash equivalents.

F-6

OPTIMIZERx CORPORATION
OPTIMIZER SYSTEMS, LLC
(A DEVELOPMENT STAGE COMPANY)
 NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008

Note 2:   Significant Accounting Policies (continued)

Fair Value of Financial Instruments
The fair value of cash, accounts receivable and accounts payable approximates the carrying amount of these financial instruments due to their short-term nature. The fair value of long-term debt, which approximates its carrying value, is based on current rates at which we could borrow funds with similar remaining maturities.

Property and Equipment
The capital assets have been capitalized and are being depreciated over their estimated useful lives using straight line methods of depreciation for book purposes. As of October 18, 2007, the Company acquired the majority of its capital assets at the lower market cost from the LLC.

Research and Development
All of our key members are part of our continual research development team and monitor new technologies, trends, services and partnerships that can provide us with additional services, value to healthcare and pharmaceutical industries and to the patients we serve.

We are currently in launch phase with ADHERxE to allow pharmaceutical and healthcare manufacturers unique way to engage and monitor patients each month in exchange for activation of their next savings offer.

We seek to educate our team through understanding of all market dynamics that have the potential to affect our business both short term and longer term.  Our primary goal is to help patients better afford and access the medicines their doctor prescribes, as well as other healthcare products and services they need. Based on this, we continually seek better ways to meet this mission through technology, better user experience and new ways we can engage industries to provide new support program to patients needing their products.

Like any company, we are seeking new services and solutions to offer.  However, our three current platforms provide robust opportunities and growth during the next five years.

Revenue Recognition
Substantially all revenue is recognized when it is earned. All Revenues are generated through our Website activities.  Our processes are monitored by outside third parties who collect revenues from our client on a per activity basis and report and forward the revenue to our account.

Management Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Estimates and assumptions have been made in determining the depreciable lives of such assets, the allowance for doubtful accounts receivable. Actual results could differ from those estimates.

Recently Issued Accounting Guidance
The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operation, financial position or cash flow.

F-7

OPTIMIZERx CORPORATION
OPTIMIZER SYSTEMS, LLC
(A DEVELOPMENT STAGE COMPANY)
 NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008

Note 2:   Significant Accounting Policies (continued)

Concentration of credit risks
The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits.  The Company has not experienced any losses in such accounts; however, amounts in excess of the federally insured limit may be at risk if the bank experiences financial difficulties.

Note 3:   Property and Equipment

The Company owned equipment recorded at cost which consisted of the following at June 30, 2008:

Computer Equipment	$4,267
Furniture & Fixtures	4,293
Subtotal	8,560
Accumulated Depreciation	(723)
Property and Equipment, Net	$7,837

Depreciation expense was $428 for the period ended June 30, 2008.

Note 4:   Website Development Costs

The Company has capitalized costs in developing their website which consisted of the following at June 30, 2008:

Web site costs	$181,008
Accumulated Amortization	(20,671)
Web site development costs, Net	$160,337

The Company began amortizing the website costs, using the straight-line method over the estimated useful life of 5 years, once it was put into service in December of 2007.

Amortization expense was $18,101 for the period ended June 30, 2008.

F-8

OPTIMIZERx CORPORATION
OPTIMIZER SYSTEMS, LLC
(A DEVELOPMENT STAGE COMPANY)
 NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008

Note 5:   Accrued Expenses

Accrued expenses consisted of the following at June 30, 2008:

Accrued interest	$72
Accrued audit fees	7,500
Accrued Expenses	$7,572

Note 6:   Notes Payable – Related Party

Long-term debt consists of the following at June 30, 2008:

Note Payable – Dante Panetta	$270,000
Note Payable – Rick Kraniak	50,000
Less Current Portion	270,000
Long-Term Debt	$(50,000)

The note payable to Dante Panetta is non-interest bearing and is due within 5 days of the Company raising $1,000,000 of additional capital.

The note payable to the LLC members was created in a dilution agreement on October 18, 2007 and was non-interest bearing.  The balance of the loan was paid off on May 11, 2008.

Note 7:   Commitments and Contingencies

The company leases its offices for $2,500 a month and has signed a lease through May 31, 2009.

June 30, 2009	$27,500
June 30, 2010	0
Total Lease Obligation	$27,500

Note 8:   Dividend Distribution

The Company recorded a one-time, non-cash deemed dividend on October 18, 2007 of $33,461. This dividend resulted due to the continuous efforts of acquiring all the assets from the LLC.  Through this dividend, the Company acquired all assets and liabilities of the LLC.

F-9

OPTIMIZERx CORPORATION
OPTIMIZER SYSTEMS, LLC
(A DEVELOPMENT STAGE COMPANY)
 NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2008

Note 9:   Capital Stock

The Company has 40,000,000 shares of $.001 par value common stock authorized as of December 31, 2007. There were 10,300,000 common shares issued and outstanding at December 31, 2007.

An additional 430,000 shares of common stock were sold during the period ended June 30, 2008. At June 30, 2008, there were 10,730,000 common shares issued and outstanding.

Note 10: Related Party Transactions

The company has engaged an officer of the company for management services under a contract that paid him $72,000 for the six months ended June 30, 2008.

The company has a $320,000 note payable to shareholders (see note 5) that will be repaid only if $1,000,000 of additional capital is raised.

Note 11: Income Taxes

For the period ended June 30, 2008, the Company has incurred a net loss of approximately $417,000 and therefore has no tax liability. The company began operations in 2007 had approximately $200,000 of loss carry-forwards.  The 2008 loss will be carried forward and can be used through the year 2028 to offset future taxable income.  In the future the cumulative net operating loss carry-forward for income tax purposes may differ from the cumulative financial statement loss due to timing differences between book and tax reporting.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

Deferred tax asset attributable to:
Net operating loss carryover	$209,780
Valuation allowance	(209,780)
Net deferred tax asset	$-

Note 13: Subsequent Events

On September 8, 2008, we entered into a private placement pursuant to which we sold various securities in consideration of an aggregate purchase price of $3,500,000. In connection with this private placement, we issued the following securities:

* 35 shares of Series A Preferred Stock; and
* Series A Common Stock Purchase Warrants to purchase 6,000,000 shares of common stock at $2.00 per share for a period of five years.

F-10

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities registered under this registration statement. All amounts are estimates except the Commission registration fee. The following expenses will be borne solely by us.

Commission registration fee	$262.92
Legal fees and expenses	$65,000.00
Accounting fees and expenses	$15,000.00
Miscellaneous expenses	$5,000.00
Total	$80,262.92

We have agreed to bear expenses incurred by the selling stockholders that relate to the registration of the shares of common stock being offered and sold by the selling stockholders.

Item 14. Indemnification of Directors and Officers

Our articles of incorporation provide that no director or officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Our bylaws provide that we shall indemnify any and all of our present or former directors and officers, or any person who may have served at our request as director or officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such officer or director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

Beginning October 2007 and ending September 2008 , we sold an aggregate of  875,000 shares of our common stock in a private placement to multiple accredited investors at a price of $1.00  per share for an aggregate purchase price of $875,000.

On April 14, 2008, as RFID, Ltd., we entered into a Share Exchange Agreement with OptimizeRx Corporation, a Michigan corporation and the shareholders of OptimizeRx Corporation, pursuant to which we acquired all of the outstanding stock of OptimizeRx Corporation.  As consideration for the acquisition of OptimizeRx Corporation, we agreed to issue 10,664,000 shares of our common stock to the OptimizeRx Corporation shareholders.

On September 8, 2008, we sold 35 shares Series A Preferred Stock for $3,500,000 to an accredited investor in a private placement exempt from registration under Rule 506 of Regulation D of the Securities Act.  The Series A Preferred Stock is convertible into an aggregate of 3,500,000 shares of our common stock.  Holders of the Series A Preferred Stock are entitled to receive dividends at the rate per share of 10% per annum of the stated value, payable semi-annually, either in cash or in shares of registered common stock, at a ten percent (10%) discount to the market price.  Purchasers of the Series A Preferred Stock were also issued seven-year Series A warrants to purchase 6,000,000 shares of our common stock at an exercise price of $2.00 per share.  We paid finders’ fees of $350,000 and issued to finders seven-year warrants to purchase 600,000 shares of our common stock at the exercise price of $2.00 per share and seven-year warrants to purchase 350,000 shares of our common stock at the exercise price of $1.00 per share.  The offerings and sales were made to a limited number of persons, of whom were accredited investors and transfer was restricted by OptimizeRx in accordance with the requirement of the Securities Act of 1933.

* These issuances were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended, since, among other things, the transactions did not involve a public offering, the investors were accredited investors and / or qualified institutional buyers, the investors had access to information about the Company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 16.  Exhibits and Financial Statement Schedules.

3.1	Articles of Incorporation of OptimizeRx Corporation (the “Company”).
3.2	Amended and Restated Bylaws of the Company.
4.1	Certificate of Designation, filed on September 5, 2008, with the Secretary of State of the State of Nevada by the Company.
5.1	Opinion of Sichenzia Ross Friedman Ference LLP.
10.1	Agreement Concerning the Exchange of Securities, dated on April 14, 2008 by and among RFID, Ltd., OptimizeRx Corporation and the Security Holders of OptimizeRx Corporation.
10.2	Securities Purchase Agreement, dated September 8, 2008, by and between the Company and Vicis Capital Master Fund (“Vicis”).
10.3	Form of Series A Warrant.
10.4	Registration Rights Agreement, dated September 8, 2008, by and between the Company and Vicis.
10.5	Security Agreement, dated September 8, 2008, by and between the Company and Vicis.
10.6	Guaranty Agreement, dated September 8, 2008, by and between the Company and Vicis.
10.7	Guarantor Security Agreement, dated September 8, 2008, by and between the Company and Vicis.
10.8	Form of Partnership Agreement between the Company and Dendrite International, Inc. d/b/a/ Cegedim Dendrite, as entered into on June 24, 2008.
10.9	Letter of Intent between the Company and Sudler & Hennessy, dated September 30, 2008.
21.1	List of Subsidiaries
23.1	Consent of Auditors (as filed herein).
23.2	Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1).
99.1	Form of Common Stock Certificate.

Item 17. Undertakings

The undersigned Company hereby undertakes to:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, OptimizeRx Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rochester, State of Michigan, on the 12th day of November, 2008.

OPTIMIZERX CORPORATION

By:	/s/ David A. Harrell
David A. Harrell.
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David A. Harrell as his true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David A. Harrell	Chief Executive Officer and Director	November 12, 2008
David A. Harrell	(Principal executive officer)

/s/ Terence J. Hamilton	Director	November 12, 2008
Terence J. Hamilton

/s/ Thomas E. Majerowicz	Director	November 12, 2008
Thomas E. Majerowicz

II-4